UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SARA LEE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 25, 2002

Dear Sara Lee Stockholder:

It is my pleasure to invite you to Sara Lee Corporation’s 2002 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, October 31, 2002 at 11:00 a.m. (CST) in Nashville, Tennessee at the Sheraton Music City Hotel. We are changing the location of our annual meeting each year to provide an opportunity for stockholders located in various geographic regions to more conveniently attend the meeting. We chose Nashville as the location of this year’s meeting to accommodate stockholders located in the central southern states.

The meeting will focus on the business items listed in the notice of the meeting, which follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card and Sara Lee’s 2002 Annual Report.

Your vote is important and we encourage you to vote promptly, whether you plan to attend the meeting or not. You may vote your shares via a toll-free telephone number or over the Internet, or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you prefer, you may attend the meeting and vote in person.

Sincerely,
C. Steven McMillan
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF THE 2002
ANNUAL MEETING OF STOCKHOLDERS

The 2002 Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 31, 2002, at 11:00 a.m. (CST), in the Hermitage Ballroom of the Sheraton Music City Hotel in Nashville, Tennessee for the following purposes:

1.	to elect 14 directors;

2.	to vote on the approval of amendments to the 1999 Non-Employee Director Stock Plan;

3.	to vote on the approval of the 2002 Long-Term Incentive Stock Plan; and

4.	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on September 3, 2002 are entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials, or by signing, dating and mailing the enclosed proxy card in the envelope provided.

By Order of the Board of Directors
Roderick A. Palmore
Senior Vice President, General Counsel and
Secretary

September 25, 2002

ADMISSION TO THE 2002 ANNUAL MEETING

Please note that a ticket will be required for admission to the Annual Meeting. An admission ticket will be mailed to you if:

•
your Sara Lee shares are registered in your name and you check the appropriate box on your proxy card (or, for those voting shares over the Internet or by telephone, if you click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted); or

•
your shares are held in the name of a broker or other nominee, and you request an admission ticket by writing to: Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260, Attn: Investor Relations. You must enclose written evidence of your stock ownership as of September 3, 2002, such as a brokerage statement or letter from your broker.

Only stockholders who own Sara Lee common stock as of September 3, 2002 will be entitled to attend the meeting. Your admission ticket will serve as verification of your ownership. Please note that you will not be permitted to bring cameras, recording devices or large packages into the meeting room.

INFORMATION ABOUT SARA LEE CORPORATION

Sara Lee is a global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world. We have operations in 55 countries and market branded consumer products in nearly 200 nations. We employ approximately 154,900 people worldwide. The address of our principal executive office is 70 W. Madison Street, Chicago, Illinois 60602-4260. Our telephone number is (312) 726-2600 and our corporate Web site is located at www.saralee.com.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

Our Annual Meeting will be held on Thursday, October 31, 2002 at 11:00 a.m. (CST), in the Hermitage Ballroom of the Sheraton Music City Hotel, 777 McGavock Pike, Nashville, Tennessee. The telephone number of the Sheraton Music City Hotel is (615) 885-2200. The doors to the meeting room will open for admission at 10:30 a.m.

Please note that a ticket will be required for admission to the Annual Meeting. An admission ticket will be mailed to you if:

•
your Sara Lee shares are registered in your name and you check the appropriate box on your proxy card (or, for those voting shares over the Internet or by telephone, if you click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted); or

•
your shares are held in the name of a broker or other nominee, and you request an admission ticket by writing to: Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260, Attn: Investor Relations. You must enclose written evidence of your stock ownership as of September 3, 2002, such as a brokerage statement or letter from your broker.

Only stockholders who own Sara Lee common stock as of September 3, 2002 will be entitled to attend the meeting. Your admission ticket will serve as verification of your ownership. Please note that you will not be permitted to bring cameras, recording devices or large packages into the meeting room.

Information About this Proxy Statement

General.    We sent you these proxy materials because Sara Lee’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Sara Lee common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address by contacting Sara Lee’s Shareholder Services Department at (888) 422-9881. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On September 25, 2002, we began mailing these proxy materials to all stockholders of record as of the close of business on September 3, 2002.

Electronic Delivery.    You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for this year’s Annual Meeting. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee. If you vote your shares for the 2002 Annual Meeting over the Internet, you will be given the opportunity to consent to future delivery of Sara Lee documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you vote your proxy, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our 2002 proxy statement and annual report via the Internet on the Investor Relations page of our corporate Web site at www.saralee.com. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your on-line review over the Internet. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to: Shareholder Services Department, Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

Householding.    The Securities and Exchange Commission’s rules regarding delivery of proxy statements and annual reports permit us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Shareholder Services Department, Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the U.S. can vote by telephone by calling (800) 690-6903 and following the instructions on the proxy card;

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote. You also must request an admission ticket by writing to: Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260, Attn: Investor Relations. Please enclose with your request written evidence of your stock ownership as of September 3, 2002, such as a brokerage statement or letter from your broker.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:

•	For the election of the 14 nominees for directors;

•	For approval of the amendments to the 1999 Non-Employee Director Stock Plan; and

•	For approval of the 2002 Long-Term Incentive Stock Plan.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting or granting a subsequent proxy through the Internet or telephone, or by sending a written revocation to Sara Lee’s Secretary, Roderick A. Palmore. Your most current telephone or Internet proxy is the one that is counted.

Each share of Sara Lee common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is September 3, 2002. As of September 3, 2002, there were 780,857,515 shares of common stock outstanding. Each share of Series A ESOP Convertible Preferred Stock held in the Sara Lee Employee Stock Ownership Plan (“ESOP Stock”) is entitled to 10.264 votes. As of September 3, 2002, there were 3,120,372 shares of ESOP Stock outstanding. The common stock and the ESOP Stock vote together on all matters as a single class.

Information for Sara Lee Employees Who are Stockholders

If you are a Sara Lee employee who is a stockholder and you participate in the Employee Stock Ownership Plan (the “ESOP”), in the Sara Lee Common Stock Fund under any of Sara Lee’s retirement or savings plans (the “Savings Plans”), or in Sara Lee’s Investment Plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. If you participate in the ESOP or the Savings Plans, your proxy card will serve as voting instructions to the trustees of those plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you fail to give voting instructions to the trustees, your shares will be voted by the trustees in the same proportion as shares held by the trustees for which voting instructions have been received.

Information Regarding Tabulation of the Vote

Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements, (2) if a stockholder writes comments for the Board or management on the proxy card, or (3) in the event a proxy solicitation in opposition to the election of the Board of Directors is initiated. Representatives of ADP Investor Communication Services will tabulate votes and act as Inspectors of Election at this year’s Annual Meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Information About Votes Necessary for Action to be Taken

Fourteen directors will be elected at the Annual Meeting by a plurality of all the votes cast at the Annual Meeting, meaning that the 14 nominees for director who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the amendments to the 1999 Non-Employee Director Stock Plan and approval of the 2002 Long-Term Incentive Stock Plan each requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting, either in person or by properly executed proxy; provided that the total votes cast on each proposal represents over 50% in interest of all Sara Lee shares entitled to vote on such proposal. With respect to these proposals, an abstention or a broker non-vote, if any, will have the effect of a vote cast against the proposal, unless the total votes cast on each proposal represent over 50% in interest of all shares entitled to vote on such proposal. If holders of more than 50% of the Sara Lee shares entitled to vote on the proposal cast votes, either in person or by properly executed proxy, then abstentions and broker non-votes will have no effect on the outcome of the vote.

Under the rules of the New York Stock Exchange in effect at the time this proxy statement was printed, if you hold your shares through a bank or broker, your broker is permitted to vote your shares on the election of the directors, approval of the amendments to the 1999 Non-Employee Director Stock Plan and approval of the 2002 Long-Term Incentive Stock Plan, even if the broker does not receive instructions from you. The NYSE has proposed changes to its rules regarding brokers’ discretionary voting authority, which may limit your broker’s ability to vote on the proposals relating to Sara Lee’s two stock plans unless you provide your broker with voting instructions. If these proposed changes to the NYSE rules become effective prior to the 2002 Annual Meeting, your broker may not be able to vote your shares on proposals 2 and 3 without receiving instructions from you.

Other Matters

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business other than the three proposals described in this proxy statement may be transacted at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to the rules of the Securities and Exchange Commission, your proxies will act on such matter in their discretion.

ELECTION OF DIRECTORS

Sara Lee’s directors are elected each year by the stockholders at the Annual Meeting. We do not have a staggered board. Fourteen directors will be elected at this year’s Annual Meeting. Each director’s term lasts until the 2003 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected. Except for Cornelis van Lede, all the nominees currently are directors. Steven McMillan and Cary McMillan are not related.

After 28 years of dedicated service, John H. Bryan is retiring from our Board of Directors at this year’s Annual Meeting. Mr. Bryan has provided tremendous leadership to Sara Lee, both as an executive officer and as a director, and we are deeply grateful for the extraordinary contribution he has made to Sara Lee’s success. We extend our very best wishes to him and his family.

We note the retirement of two other directors since last year’s Annual Meeting. Paul A. Allaire, who has faithfully served as a director for 13 years, is retiring from the Board at this year’s meeting. John D. Zeglis retired from the Board in March, after providing valuable counsel to the Company since 1988. We thank both Messrs. Allaire and Zeglis for their service and wish them and their families well.

Sara Lee’s Bylaws provide that the size of the Board of Directors shall be fixed, and may be modified, from time to time by resolution of the Board. The directors have adopted a resolution reducing the size of the Board from 15 members to 14 members, effective as of the Annual Meeting. Accordingly, proxies cannot be voted for more than 14 nominees.

If a nominee is unavailable to serve as a director, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a director. The ages of the nominees are as of October 31, 2002.

J.T. BATTENBERG III    Chairman of the Board, Chief Executive Officer and President of Delphi Corporation (mobile electronics and transportation components and systems) since November 1998. Mr. Battenberg has led Delphi and its precursor, the Automotive Components Group Worldwide (a General Motors Corporation business), since 1992. Mr. Battenberg was an officer of General Motors Corporation from 1988 through 1998, and was elected an Executive Vice President of General Motors Corporation in 1995. He became a director of Sara Lee in June 2002. Mr. Battenberg also serves as a director of Covisint, L.L.C. and FIRST (For Inspiration and Recognition of Science and Technology), and serves as a member of the Board of Trustees of Kettering University, the Board of Columbia University Business School, and the National Advisory Board for JP Morgan Chase. Mr. Battenberg also serves on the Board Executive Committee for the Economic Club of Detroit and is a member of The Business Roundtable, The Business Council and Detroit Renaissance. Age 59.

CHARLES W. COKER    Chairman of the Board of Sonoco Products Company (packaging products manufacturer) since 1990. Mr. Coker also served as Chief Executive Officer of Sonoco Products from 1990 to 1998, as President from 1970 to 1990 and was reappointed President from 1994 to 1996, while maintaining the title and responsibility of Chairman and Chief Executive Officer. He became a director of Sara Lee in 1986. Mr. Coker also is a director of Bank of America Corporation, Progress Energy Inc. and its subsidiary companies, Carolina Power and Light Company and Florida Progress Corporation. Age 69.

JAMES S. CROWN    Vice President of Henry Crown and Company (diversified investments) since 1985. He became a director of Sara Lee in 1998. Mr. Crown also is a director of General Dynamics Corporation and Bank One Corporation. He also serves as a trustee of the University of Chicago, the Chicago Symphony Orchestra and the Museum of Science and Industry (Chicago). Age 49.

WILLIE D. DAVIS    President and Chief Executive Officer of All-Pro Broadcasting, Inc. (broadcasting company), a privately owned company, since 1978. Mr. Davis became a director of Sara Lee in 1983. He also is a director of The Dow Chemical Company, Kmart Corporation, Alliance Bank (Culver City, California), Johnson Controls Inc., MGM/Mirage Inc., the Strong Funds, Checkers Hamburgers, Inc., Bassett Furniture Industries, Manpower Inc., and MGM, Inc. He also serves on the Board of Directors of the Green Bay Packers and the Ewing Marion Kauffman Center for Entrepreneurial Leadership. Mr. Davis is a trustee of the University of Chicago, Occidental College and Marquette University. Age 68.

VERNON E. JORDAN, JR.    Senior Managing Director of Lazard Frères & Co., LLC (investment bank) and of counsel to Akin, Gump, Strauss, Hauer & Feld L.L.P. (law firm) since January 2000. Mr. Jordan became a director of Sara Lee in 1989. He was a senior partner of Akin, Gump, Strauss, Hauer & Feld L.L.P. from 1982 to 1999 and he served as President of the National Urban League, Inc. from 1972 to 1982. Mr. Jordan is a director of America Online Latin America, Inc., American Express Company, Asbury Automotive Group, Inc., Callaway Golf Company, Inc., Dow Jones & Company, Inc., Shinsei Bank, Ltd. (Senior Advisor), Xerox Corporation, J.C. Penney Company, Inc., Revlon Group Inc., and Clear Channel Communications, Inc. Mr. Jordan is a trustee of Howard University. He also is a director of the LBJ Foundation and serves on the International Advisory Boards of DaimlerChrysler, Fuji Bank and Barrick Gold. Age 67.

JAMES L. KETELSEN    Retired Chairman of the Board and Chief Executive Officer of Tenneco Inc. (diversified industrial corporation) from 1978 to 1992. Mr. Ketelsen became a director of Sara Lee in 1982. Age 71.

CORNELIS J.A. VAN LEDE    Chairman of the Board of Management and Chief Executive Officer of Akzo Nobel N.V. (manufacturer and distributor of healthcare products, coatings and chemicals) since 1994. Mr. van Lede joined Akzo Nobel in 1991 as a member of its Board of Management. He was appointed Vice Chairman of the Board of Management of Akzo Nobel in 1992, and he assumed his present position in 1994. From 1991 to 1994 Mr. van Lede served as Vice President of the Union of Industrial and Employers’ Confederations of Europe (UNICE), and from 1984 to 1991 he was Chairman of the Federation of Netherlands Industry (VNO). He serves as Chairman of the Supervisory Board of the Dutch Central Bank, as a member of the Supervisory Boards of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee, Heineken N.V. and Scania A.B., as a member of the Board of Directors of INSEAD, and as a member of the Board of several non-profit organizations. Age 59.

HANS B. VAN LIEMT    Retired Chairman of the Board of Management of DSM NV (chemicals) from 1984 to 1993. Mr. van Liemt became a director of Sara Lee in 1994. He is Chairman of the Supervisory Board of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee. Age 69.

JOAN D. MANLEY    Retired Group Vice President and retired director of Time Incorporated (communications) from 1978 to 1984. Mrs. Manley became a director of Sara Lee in 1982. She is also a director of Dreyfus Founders Funds and Moore Corporation Limited. Age 70.

CARY D. McMILLAN    Executive Vice President of Sara Lee Corporation since January 2000, and Chief Executive Officer of Sara Lee Branded Apparel since October 2001. Mr. McMillan served as Chief Financial and Administrative Officer of Sara Lee from November 1999 to December 2001. He became a director of Sara Lee in January 2000. From 1980 to 1999, Mr. McMillan was employed by Arthur Andersen LLP, most recently serving as the managing partner of Arthur Andersen’s Chicago office. Mr. McMillan also is a director of Hewitt Associates, Inc. and he is a member of the Boards of Trustees of The Art Institute of Chicago, the Chicago Symphony Orchestra and Window To The World Communications. He is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society. Age 44.

C. STEVEN McMILLAN    Chairman of the Board of Sara Lee Corporation since October 2001, and President and Chief Executive Officer of Sara Lee since July 2000. Mr. McMillan served as President and Chief Operating Officer of Sara Lee from 1997 to July 2000, Executive Vice President from 1993 to 1997 and Senior Vice President from 1986 to 1993. Mr. McMillan became a director of Sara Lee in 1993. He also is a director of Bank of America Corporation, Monsanto Corporation and Pharmacia Corporation. Mr. McMillan is a member of the Advisory Boards of the Stedman Nutrition Center of the Duke University Medical School and the J.L. Kellogg Graduate School of Management at Northwestern University. He is a member of the Supervisory Board of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee. He is Vice Chairman of the Board of the Joffrey Ballet of Chicago and is a trustee of the Chicago Symphony Orchestra. Mr. McMillan is also on the Boards of Directors of Grocery Manufacturers of America, the Chicago Council on Foreign Relations, the Economic Club of Chicago, Catalyst, Inc. and the Steppenwolf Theatre Company. He is a member of The Business Council, The Business Roundtable, The Executives’ Club of Chicago, and the Civic Committee of The Commercial Club of Chicago. Age 56.

FRANK L. MEYSMAN    Executive Vice President of Sara Lee Corporation since 1997, and Chairman of the Board of Management of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee, since 1994. Mr. Meysman served as Senior Vice President of Sara Lee from 1994 to 1997 and Vice President from 1992 to 1994. Mr. Meysman became a director of Sara Lee in 1997. He is a member of the Supervisory Board of VNU, a Netherlands-based publishing company, GIMV, a Belgium-based investment company, and Grontmij, a Netherlands-based engineering company. Age 50.

ROZANNE L. RIDGWAY    Former Assistant Secretary of State for European and Canadian Affairs (1985-1989) and, since July 1994, Chair (non-executive) of the Baltic American Enterprise Fund. Ambassador Ridgway became a director of Sara Lee in 1992. She served in the U.S. Foreign Service from 1957 until her retirement in 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, and Ambassador to the German Democratic Republic. Ambassador Ridgway is a director of The Boeing Company, Emerson Electric Company, 3M Company and Manpower, Inc. She serves on the Board of the New Perspective Fund. Ambassador Ridgway is also a trustee of the Center for Naval Analyses, the National Geographic Society and Hamline University, a member of the American Academy of Diplomacy and a Fellow of the National Academy of Public Administration. She also served as President (1989-1993) and Co-Chair (1993-1996) of the Atlantic Council of the United States. Age 67.

RICHARD L. THOMAS    Retired Chairman of First Chicago NBD Corporation and The First National Bank of Chicago from 1992 to 1996. Mr. Thomas became a director of Sara Lee in 1976. He is also a director of IMC Global, Inc., The PMI Group, Inc., Sabre Holdings Corporation and Exelon Corporation. Mr. Thomas is a life trustee of the Chicago Symphony Orchestra and Northwestern University. He also is a trustee of Rush-Presbyterian-St. Luke’s Medical Center (Chicago) and Kenyon College. Age 71.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held seven meetings during fiscal year 2002. The Board of Directors has standing audit, board affairs and corporate governance, compensation and employee benefits, executive, employee and public responsibility, and finance committees. The following table shows the membership of these committees. All of the directors, except Mr. Allaire, attended at least 75% of all the meetings of the Board held during fiscal year 2002 and all meetings of the Board committees on which he or she served during the fiscal year. Messrs. Bryan and Allaire are retiring from the Board as of the Annual Meeting.

Committee Membership Roster

Name	Audit		Board Affairs and Corporate Governance		Compensation and Employee Benefits		Executive		Employee and Public Responsibility		Finance

Paul A. Allaire			X		X		X		X	*

J.T. Battenberg III (1)	X				X

John H. Bryan									X		X

Charles W. Coker	X		X		X	*	X

James S. Crown	X	*	X				X				X

Willie D. Davis					X						X

Vernon E. Jordan, Jr.									X		X

James L. Ketelsen	X								X

Hans B. van Liemt			X		X		X				X	*

Joan D. Manley	X										X

Cary D. McMillan									X		X

C. Steven McMillan							X	*	X		X

Frank L. Meysman									X		X

Rozanne L. Ridgway	X								X

Richard L. Thomas	X		X	*	X		X

*	Committee Chair
(1)	Mr. Battenberg was elected to the Audit and the Compensation and Employee Benefits Committees on August 29, 2002.

Audit Committee.    The Audit Committee is comprised of seven directors and provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. Each member of the Audit Committee is an independent director, as defined in the listing standards of the New York Stock Exchange. The Audit Committee met four times during the year.

Board Affairs and Corporate Governance Committee.    The Board Affairs and Corporate Governance Committee reviews and considers directorship policies and practices from time to time, screens and recommends candidates for director, and reviews the management succession plan and executive resources. The Board Affairs and Corporate Governance Committee met twice during the year and is comprised solely of outside directors. Candidates for director suggested by stockholders are considered by the Board Affairs and Corporate Governance Committee. Such suggestions, together with biographical information about the suggested candidate, should be submitted to the Secretary, Roderick A. Palmore, Sara Lee Corporation, 70 W. Madison Street, Chicago, Illinois 60602-4260.

Compensation and Employee Benefits Committee.    The Compensation and Employee Benefits Committee reviews and approves Sara Lee’s compensation philosophy covering corporate officers and other key management employees; reviews the competitiveness of Sara Lee’s total compensation practices; determines the annual base salaries and incentive awards to be paid to, and approves the annual salaries of, corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; approves and administers Sara Lee’s employee benefit plans; and reviews and approves special hiring and severance arrangements for corporate officers and other key management employees. Each member of the Committee is an independent director, as defined in the listing standards of the New York Stock Exchange, and is a non-employee director, as defined in the applicable rules of the Securities and Exchange Commission. The Compensation and Employee Benefits Committee met three times during the year.

Executive Committee.    The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board of Directors from time to time and exercises the powers of the Board between meetings of the Board of Directors. The Executive Committee met twice during the year.

Employee and Public Responsibility Committee.    The Employee and Public Responsibility Committee provides oversight and guidance in those areas concerning Sara Lee’s obligations to its employees and to its major public constituencies, including its stockholders, customers, consumers and the communities in which Sara Lee operates. The Employee and Public Responsibility Committee met three times during the year.

Finance Committee.    The Finance Committee reviews the Corporation’s financial policies and performs other duties as requested by the Board of Directors from time to time. The Finance Committee met four times during the year.

DIRECTOR COMPENSATION

Directors who are Sara Lee employees are not compensated for their services as directors. Effective July 1, 2002, Sara Lee amended its director compensation plan to provide that outside directors receive an annual retainer of $75,000 and, subject to stockholder approval, an annual grant of restricted stock units with a fair market value of $75,000 on the date of grant. Outside directors may elect to receive Sara Lee common stock in lieu of all or a portion of their annual retainer. The restricted stock units will vest in full three years after the date of grant and, upon vesting, each restricted stock unit will be converted into one share of Sara Lee common stock. Directors do not receive any meeting or attendance fees. Sara Lee’s Board has approved amendments to the 1999 Non-Employee Director Stock Plan to reflect this revised compensation plan and the amendments are being submitted for approval by the stockholders at the Annual Meeting. See “Approval of Amendments to the 1999 Non-Employee Director Stock Plan.” In addition, each outside director who chairs a committee of the Board (other than the Audit Committee) receives an additional retainer of $5,000. The chair of the Audit Committee receives an additional $10,000 retainer and each other outside director who is a member of the Audit Committee receives an additional $5,000 retainer.

The Board strongly believes that the directors should have a meaningful ownership interest in Sara Lee and has adopted, upon the recommendation of the Board Affairs and Corporate Governance Committee, stock ownership guidelines for Sara Lee’s directors. The ownership guidelines require directors to own a minimum of 20,000 shares of Sara Lee common stock (including restricted stock units) within five years of July 1, 2002 or, for directors elected after July 1, 2002, within five years after a director is first elected to the Board.

Under the amended 1999 Non-Employee Director Stock Plan, outside directors may elect to defer all or a portion of their annual retainer into a non-qualified, unfunded deferred compensation program. Deferred amounts are invested, at the election of the director, in an interest-bearing account or a stock equivalent account. The amounts deferred, dividend equivalents, plus interest and any appreciation, are paid in cash or in shares of Sara Lee common stock, as applicable, on dates selected by the director.

If the amendments to the 1999 Non-Employee Director Plan are not approved by the stockholders at the 2002 Annual Meeting, then each outside director elected at the Annual Meeting will be granted an option to purchase 10,000 shares of common stock (or 11,000 shares of common stock, if a director chairs a committee of the Board) with an exercise price of $18.54 per share. The options will vest over three years and expire 10 years after the grant date. These options would be granted in lieu of the restricted stock units described above.

From time to time Sara Lee has retained Lazard Frères & Co. LLC, an investment banking firm, to provide investment banking advice. Vernon E. Jordan, Jr. is a Senior Managing Director of Lazard Frères & Co. LLC.

Hans B. van Liemt serves as chairman of the Supervisory Board of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee. For such service, he receives an annual retainer of Euro 31,765 (approximately $31,050) and a representation allowance of Euro 5,445 (approximately $5,323) for expenses.

John H. Bryan retired as an employee of Sara Lee on December 31, 2001 and he will retire from Sara Lee’s Board of Directors effective as of the Annual Meeting. In February 2000, Mr. Bryan and Sara Lee entered into a consulting and retirement agreement pursuant to which Mr. Bryan agreed to serve as a consultant to Sara Lee until June 30, 2009. The agreement provides that, prior to his retirement, Mr. Bryan continued to be paid his annual base salary, continued to participate in Sara Lee’s employee benefit plans that are available to executive officers, and was eligible to receive a prorated performance-based bonus for fiscal year 2002 and a prorated award under Sara Lee’s Long Term Performance Incentive Plan for the fiscal year 2000–2002 cycle. Following his retirement, Mr. Bryan is paid $500,000 per annum for his consulting services and is provided with an office, administrative assistance and automobile transportation. The agreement also contains standard non-solicitation, non-compete, confidentiality and indemnification provisions.

In continuation of Sara Lee’s long history of charitable giving, during fiscal 2002 Sara Lee contributed $1.0 million to The University of Chicago to endow a graduate fellowship for Nutrition Practice and Research, and contributed $1.0 million to the Art Institute of Chicago’s Department of Architecture to endow a Curator of Architecture position. Both contributions were made to honor John H. Bryan upon his retirement from Sara Lee.

SARA LEE STOCK OWNERSHIP BY DIRECTORS,
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

This table indicates the amount of common stock and ESOP Stock beneficially owned by Sara Lee’s executive officers, directors and nominees for director as of September 3, 2002. In general, “beneficial ownership” includes those shares a director, director nominee or executive officer has the power to vote or transfer, and stock options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock	Options Currently Exercisable or Exercisable within 60 days	Share Units and Share Equivalents (1)	Shares of ESOP Stock

Paul A. Allaire	24,057	103,678	3,616	0

J.T. Battenberg III	2,651	0	3,616	0

John H. Bryan (2)	812,678	4,123,056	748,288	659

Lee A. Chaden	59,958	389,756	51,194	428

Charles W. Coker (2)	101,002	125,018	9,109	0

James S. Crown	19,401	78,989	3,616	0

Willie D. Davis	29,110	67,216	3,616	0

William A. Geoppinger	108,232	508,846	35,006	621

Vernon E. Jordan, Jr.	26,212	88,170	3,616	0

James L. Ketelsen	35,526	112,655	3,616	0

Cornelis J.A. van Lede	0	0	0	0

Hans B. van Liemt	21,233	67,928	3,616	0

Joan D. Manley	55,577	60,968	3,616	0

Cary D. McMillan (2)	14,784	210,000	113,769	30

C. Steven McMillan (2)	352,556	2,320,891	245,895	659

Frank L. Meysman	149,552	1,297,693	186,296	0

Rozanne L. Ridgway	14,636	68,016	3,616	0

Richard L. Thomas (2)	426,534	93,864	15,788	0

Directors, director nominees and executive officers as a group (24 persons)	2,626,850	11,179,614	1,628,741	3,997

(1)
Includes restricted stock units granted under Sara Lee’s 1998 Long-Term Incentive Stock Plan and share equivalent balances held under Sara Lee’s Executive Deferred Compensation Plan and Director Deferred Compensation Plan. The value of the restricted stock units and share equivalents mirrors the value of Sara Lee common stock. The amounts ultimately realized by the directors and executives will reflect changes in the market value of Sara Lee common stock from the date of deferral or accrual until the date of payout. The restricted stock units and share equivalents do not have voting rights, but are credited with dividend equivalents.

(2)	Includes shares of common stock owned by relatives or held in trusts or partnerships for the benefit of relatives with respect to which the named persons disclaim any beneficial interest.

As of September 3, 2002, all directors and executive officers as a group beneficially owned 2,626,850 shares of common stock, or .34% of the outstanding shares of common stock, and 3,997 shares of ESOP Stock, or .1% of the outstanding shares of ESOP Stock. No person named in the table owns more than 1% of the outstanding shares of common stock or of the outstanding shares of ESOP Stock. Each share of ESOP Stock is convertible into eight shares of common stock.

SARA LEE STOCK OWNERSHIP
BY CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding each person who, we believe, beneficially owned more than 5% of Sara Lee’s outstanding common stock as of September 3, 2002.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	64,005,700(1)	8.2%

The Northern Trust Company, Trustee 50 South LaSalle Street Chicago, Illinois 60603	46,567,295(2)	5.8% (6.3% voting) (3)

(1)
Capital Research and Management Company filed a Schedule 13G with the Securities and Exchange Commission on February 11, 2002 in which it stated that it beneficially owns 64,005,700 shares of our common stock. In its Schedule 13G, Capital Research and Management Company stated that it holds all of these shares in its capacity as an investment advisor to various investment companies registered under the Investment Company Act of 1940 and it disclaims beneficial ownership of these shares.

(2)
State Street Bank and Trust Company (“State Street”) served as trustee of Sara Lee’s Employee Stock Ownership Plan (“ESOP”) and Sara Lee’s retirement or savings plans (the “Savings Plans”) until January 1, 2002. State Street filed a Schedule 13G with the Securities and Exchange Commission on February 8, 2002 disclosing that it beneficially owned 46,567,295 shares of Sara Lee’s common stock as of December 31, 2001. According to the Schedule 13G, State Street held these shares pursuant to its various fiduciary capacities as trustee of Sara Lee’s ESOP and Savings Plans. State Street’s holdings included 3,171,773 shares of ESOP Stock that are held in the ESOP. The Northern Trust Company became the successor trustee of these plans on January 1, 2002. As of September 3, 2002, The Northern Trust Company, as trustee of Sara Lee’s ESOP, held 1,721,334 shares of our common stock and 3,120,372 shares of ESOP Stock (which constitute all of the outstanding shares of ESOP Stock), of which 1,485,641 shares (48%) were allocated to participant accounts and 1,634,731 shares (52%) were unallocated shares.

(3)
Percentages as disclosed in the Schedule 13G referred to in note (2) above, which is based on capital stock outstanding as of December 31, 2001. Each share of ESOP Stock is convertible into eight shares of our common stock and each share of ESOP Stock is entitled to 10.264 votes. Our common stock and our ESOP Stock vote together on all matters as a single class.

EXECUTIVE COMPENSATION

Report of the Compensation and Employee Benefits Committee on Executive Compensation

The Compensation and Employee Benefits Committee is comprised of directors who are not employees or former employees of Sara Lee. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Sara Lee’s named executive officers whose compensation is shown in this proxy statement. To assist us in this process, we use the services of independent executive compensation consulting firms.

Guiding Compensation Principles:

Sara Lee’s executive compensation program is based upon the following principles. The program will:

•	support the attainment of Sara Lee’s long and short-term strategic and financial objectives;

•	align executives’ goals with our stockholders’ best interests;

•	reward executives for continuous improvement in earnings per share and growth in stockholder value;

•	be competitive in comparison with Sara Lee’s peer companies;

•	encourage significant ownership of Sara Lee stock; and

•	provide performance-based variable pay that constitutes a significant portion of total compensation.

Types of Compensation:

Sara Lee’s executive compensation program consists of two main types of compensation:

1.    Annual compensation  includes base salary and annual incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial, strategic and non-financial objectives are accomplished.

2.    Long-term compensation  includes stock options and restricted stock units. The value of stock options and restricted stock units depends significantly upon the future value of Sara Lee stock.

Peer Group:

The companies used by Sara Lee for compensation comparisons consist of a select group of many of the largest global consumer products companies. Many of these companies are represented in the Peer Composite index shown in the Performance Graph on page 17. This peer group is used for comparisons of all components of the compensation and benefits package.

Annual Compensation:

Base Salary:    We determine the appropriateness of executives’ salaries by considering the responsibilities of their positions, their individual performance and by reference to the median salary levels paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved by the executive during the preceding fiscal year. As a cost containment initiative, the effective date of all scheduled executive salary increases occurring during fiscal year 2002 was delayed four months.

Annual Incentives:    The annual incentive for the named executive officers is the lesser of:

1.    An incentive pool which is 1.5% of the net income in excess of that necessary to achieve a 10% return on average total common stockholders’ equity, with 30% of the incentive pool allocated to the chief executive officer and the remainder divided equally among the other named executive officers; or

2.    An amount which is based upon the achievement of performance goals, set at the beginning of each fiscal year, such as earnings per share, “Value Added Earnings,” operating profit and non-financial objectives such as management development and retention. Target and maximum awards are established as a percentage of salary, which, if earned, would result in competitive pay for competitive performance.

In fiscal year 2002 the company added “Value Added Earnings” (VAE) as a new performance measure, replacing other return on capital measures. VAE is net operating profit less both taxes and a charge for capital. VAE measures how well Sara Lee invests its capital and is also used to prioritize alternative investment opportunities. Coinciding with the addition of VAE as a performance measure at the beginning of fiscal year 2002, Sara Lee eliminated the long-term incentive plans in which the named executive officers and certain other key executives participated and shifted the potential value of those plans into the annual incentive plan. Twenty-five percent of any award earned by a named executive officer under the revised annual incentive plan is paid in the form of stock units that are restricted until the end of the following fiscal year. The value of these restricted stock units is not considered compensation for benefits purposes.

Long-Term Compensation:

Under the 1998 Long-Term Incentive Stock Plan, we annually review and approve awards to Sara Lee’s key executives in the form of stock options and restricted stock units. These awards provide a strong incentive for the executives to maximize long-term stockholder value.

Stock Options:    All stock options must have an option price equal to the market value of Sara Lee’s stock on the grant date and the plan does not permit the repricing of stock options. The maximum term of each grant is typically ten years with vesting occurring over a three-year period. The terms and conditions, including expiration dates, of awards may vary based upon the country in which an employee lives, due to local tax or legal requirements. We establish grant guidelines by executive level as the basis for providing a competitive grant opportunity to executives.

Restricted Stock Units:    As previously mentioned, Sara Lee has eliminated the long-term incentive plans in which the named executive officers and certain other key executives participated. Twenty-five percent of any award earned by a named executive officer under the revised annual incentive plan is paid in the form of restricted stock units. Restricted stock units granted for fiscal year 2002 are restricted until the end of the following fiscal year.

Stock Ownership:

We believe it is important to align executives’ interests with those of our stockholders. Sara Lee’s key executives have a substantial portion of their incentive pay based upon Sara Lee’s stock performance. Because we strongly believe that our executives should have a meaningful ownership interest in Sara Lee, stock ownership guidelines now apply to approximately 1,500 of Sara Lee’s key executives. The ownership requirements range from a minimum of 2,000 to a high of 300,000 shares. Expressed as a percentage of salary, the ownership requirements range from a low of about 33% to a high of approximately 550% of annual salary for these executives. Executives are expected to fulfill their ownership requirements within five years after appointment to applicable positions.

To assist and encourage compliance with these ownership guidelines, Sara Lee uses restoration stock options as a feature within its stock option program. Restoration stock options encourage executives to accumulate shares of Sara Lee stock for purposes of exercising their stock options. Restoration stock options are granted when executives use currently owned shares to purchase the stock option shares. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options’ exercise price is equal to the market value of Sara Lee’s common stock on the date the restoration stock option is granted. A plan participant may receive restoration stock options only twice in the same calendar year.

Chief Executive Officer’s Compensation:

Mr. C. Steven McMillan’s salary was increased from $1,000,000 to $1,100,000 in recognition of his assuming the position of Chairman of the Board, President and Chief Executive Officer of Sara Lee. This increase was originally scheduled to become effective on September 1, 2001 but was delayed until January 1, 2002, along with all other executive salary increases, as part of the aforementioned cost containment initiative.

We set specific financial and non-financial performance goals for Mr. McMillan at the beginning of fiscal year 2002 for annual incentive purposes. Diluted earnings per share and VAE accounted for 75% of his fiscal year 2002 incentive opportunity. The remaining 25% was related to other corporate strategic and individual performance goals. Sara Lee’s fiscal year 2002 diluted earnings per share results of $1.36 were equal to the prior year’s results and above the target level performance goal. Fiscal year 2002 was the first year VAE was used as a performance measure for annual incentive purposes. The total VAE generated in fiscal year 2002 was approximately $650 million, which was approximately the target performance goal for the fiscal year excluding acquisitions and dispositions. Other projects for which Mr. McMillan was responsible included the effective integration of the Earthgrains acquisition into the Sara Lee organization, successfully implementing several key management succession actions and continued cost reductions through the centralization or elimination of support functions and consolidation of business units.

Based upon our assessment of Mr. McMillan’s and Sara Lee’s performance during fiscal year 2002, he earned an annual incentive payment of $2,427,705 in cash and $807,507 in the form of restricted stock units that vest at the end of fiscal year 2003. His total annual incentive represents 308.3% of his fiscal year 2002 base salary earnings. This amount was below the maximum award possible under the Performance-Based Annual Incentive Plan.

On August 30, 2001, Mr. McMillan received an option to purchase 500,000 shares of Sara Lee common stock at the fair market value price of $21.88. The option to purchase these shares is competitive with the level of long-term incentive compensation provided by Sara Lee’s peer companies to their top executives. This stock option grant was subject to vesting provisions over a three-year period of time.

At the end of fiscal year 2002, a total of 22,974 performance-based restricted stock units were released to Mr. McMillan under the Fiscal Year 2000-2002 Long-Term Performance Incentive Plan (LTPIP). This represented 65.8% of the performance-based restricted stock units originally granted to Mr. McMillan in August 1999 under that Plan. Beginning with fiscal year 2002 the LTPIP was eliminated and its target value was shifted into the annual incentive plan.

Tax Deductibility of Compensation:

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1.0 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible of Sara Lee’s incentive compensation programs under Section 162(m) of the tax code. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

Summary:

We believe the compensation programs of Sara Lee remain strategically integrated with Sara Lee’s business plan and are properly aligned with stockholders’ best interests. The programs over the past year have continued to emphasize the retention of key executives and rewarding them appropriately for results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Sara Lee competes for talent. Sara Lee will continue to emphasize performance and equity-based incentive plans that reward increased stockholder returns.

Compensation and Employee Benefits Committee
Charles W. Coker, Chairperson, Paul A. Allaire, Willie D. Davis,
Hans B. van Liemt, Richard L. Thomas

Performance Graph

Comparison of Five Year Cumulative Total Stockholder Return as of June 30

	1997	1998	1999	2000	2001	2002
Sara Lee	100	137	113	99	100	112
Peer Composite	100	121	103	84	102	120
S&P 500	100	130	160	171	146	120

Sara Lee has elected to utilize a weighted composite of the S&P Packaged Foods, Household Products (Non-Durables) and Apparel & Accessories Indices because no single standardized industry index represents a comparable peer group. As of June 30, 2002, the three indices are comprised of the following companies: the S&P Packaged Foods Index—Campbell Soup Company, ConAgra Foods Inc., General Mills, Inc., Hershey Foods Corporation, H.J. Heinz Company, Kellogg Company, Sara Lee Corporation, and Wm. Wrigley Jr. Company; the S&P Household Products Index—The Clorox Company, Colgate-Palmolive Company, Kimberly-Clark Corporation, and The Procter & Gamble Company; and the S&P Apparel & Accessories Index—Jones Apparel Group Inc., Liz Claiborne, Inc. and VF Corporation. The returns on the Peer Composite index were calculated as follows: at the beginning of each fiscal year the amount invested in each S&P industry sector index was equivalent to the percentage of Sara Lee’s operating profits in its food and beverage, household products and intimates and underwear businesses, respectively, for the preceding year. As a result, the investment allocation was re-weighted each year to reflect the profit percentage change that occurred in Sara Lee’s business mix during the prior year.

Summary Compensation Table

The table below shows the before-tax compensation for C. Steven McMillan, Sara Lee’s Chief Executive Officer, and the four next highest compensated executive officers of Sara Lee.

		Annual Compensation					Long-Term Compensation

							Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards($)(1)	Securities Underlying Options (#)		All Other Compensation ($)(2)

C. Steven McMillan Chairman, President and Chief Executive Officer	2002 2001 2000	1,050,000 1,000,000 834,221	2,427,705 1,305,000 1,209,037		186,342 163,373 11,257	(3)	807,507 — 2,376,656	1,056,541 212,982 1,200,000 311,888	(4) (4)	160,825 135,870 94,318

Cary D. McMillan Executive Vice President	2002 2001 2000	587,500 570,833 335,641	782,506 265,438 402,769	(5)	1,245 3,517 —		260,277 — 1,615,850	140,000 60,658 365,000	(5)	38,055 4,008 667

William A. Geoppinger Executive Vice President	2002 2001 2000	525,000 464,167 425,000	695,559 324,917 132,345		— — —		231,361 — 570,469	100,000 85,315 316,520		70,717 53,388 42,637

Frank L. Meysman Executive Vice President	2002 2001 2000	476,963 429,111 443,439	505,891 395,217 494,430		132,739 123,898 135,351	(6)	168,276 — 1,248,000	314,324 — 471,000 25,595	(4)	— — —

Lee A. Chaden Senior Vice President	2002 2001 2000	460,000 448,334 437,747	605,924 343,424 350,197		— — —		201,539 — 971,168	160,486 — 252,000		78,790 49,812 65,565

(1)
Amounts represent the market value of restricted stock units based on the closing price per share of Sara Lee common stock on the date of grant. The restricted stock units vest if and only to the extent that the executive officer continues to be employed by Sara Lee or, for performance-based units, the performance goals are achieved. Upon vesting, each restricted stock unit will be converted into one share of Sara Lee common stock. The restricted stock units granted for fiscal year 2002 will vest in full on June 30, 2003, based on continued employment by Sara Lee, and the market value is based on the $18.50 closing price per share of Sara Lee common stock on the date of grant. Dividend equivalents granted on the restricted stock units during the vesting period are escrowed and the dividend equivalents, plus interest on the escrowed dividend equivalents, are distributed at the end of the vesting period in the same proportion as the restricted stock units vest. To the extent an executive officer terminates employment with Sara Lee or the applicable performance goals, if any, are not attained, the restricted stock units and the escrowed dividend equivalents and interest are forfeited. In the event of a change of control, the restricted stock units held by the executive officers will vest in full. The market value and the aggregate number of all restricted stock units held by each officer named above as of June 28, 2002, the last business day of the fiscal year (based on the $20.64 closing price per share of Sara Lee common stock on that day), were as follows: Mr. Steve McMillan, $2,897,856 (140,400); Mr. Cary McMillan, $1,989,696 (96,400); Mr. Geoppinger, $670,800 (32,500); Mr. Meysman, $3,552,144 (172,100); and Mr. Chaden, $1,081,536 (52,400).

(2)
The amounts reported in this column for fiscal year 2002 include: (i) amounts allocated to the following officers under the ESOP and a supplemental benefit plan: Mr. Steve McMillan, $101,168; Mr. Cary McMillan, $33,618; Mr. Geoppinger, $37,436; and Mr. Chaden, $35,024; (ii) $4,691 of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation for prior periods deferred by Mr. Steve McMillan; and (iii) premiums paid by Sara Lee in connection with universal life insurance policies which are owned by the following officers: Mr. Steve McMillan, $54,966; Mr. Cary McMillan, $4,437; Mr. Geoppinger, $33,281; and Mr. Chaden, $43,766.

(3)	Amount includes $142,829 for personal use of corporate transportation.
(4)	These options are restoration stock options granted during fiscal years 2000, 2001 and 2002 and are described in the stock option table on the next page.
(5)
Mr. Cary McMillan earned total bonus compensation of $530,875 during fiscal year 2001. He elected to receive 50% of his bonus compensation in the form of stock options, in lieu of cash, at a five-to-one conversion ratio.

(6)
Amount includes Euro 127,625 (approximately $124,754) of reimbursed housing costs related to Mr. Meysman’s residence in The Netherlands and a Euro 8,168 (approximately $7,984) annual retainer for Mr. Meysman’s services as Chairman of the Board of Management of Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee.

Option Grants in Last Fiscal Year

The following table gives more information on stock options granted during the last fiscal year.

	Number of Securities Underlying	% of Total Options Granted to Employees	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#)(1)(2)	in Fiscal Year	Price ($/sh)(2)	Expiration Date(2)	5% (3) ($)	10% (3) ($)

C. Steven McMillan	New Grants 500,000 Restoration Grants 25,235 222,291 36,393 47,246 225,376	2.86% 0.14% 1.27% 0.21% 0.27% 1.29%	21.875 21.935 21.935 21.245 21.245 21.245	8/30/2011 1/27/2010 4/27/2010 1/27/2010 8/28/2007 4/27/2010	6,878,535 281,853 2,571,865 355,494 298,378 2,286,111	17,431,558 683,311 6,278,255 845,692 665,121 5,475,633

Cary D. McMillan	New Grants 140,000 60,658	0.80% 0.35%	21.875 21.875	8/30/2011 8/30/2011	1,925,990 834,476	4,880,836 2,114,727

William A. Geoppinger	New Grants 100,000	0.57%	21.875	8/30/2011	1,375,707	3,486,312

Frank L. Meysman	New Grants 150,000 Restoration Grants 27,337 122,516 623 13,848	0.86% 0.16% 0.70% * 0.08%	21.875 22.23 21.735 21.735 21.735	8/30/2011 4/27/2010 8/13/2007 8/24/2004 8/24/2004	2,063,560 318,802 786,509 1,633 36,307	5,229,467 777,401 1,751,841 3,374 74,996

Lee A. Chaden	New Grants 80,000 Restoration Grants 13,998 24,770 41,718	0.46% 0.08% 0.14% 0.24%	21.875 22.365 22.365 20.76	8/30/2011 8/28/2006 4/27/2010 4/27/2010	1,100,566 82,456 282,978 407,535	2,789,049 181,222 686,457 973,533

All Stockholders	17.4 million	N.A.	N.A.	N.A.	10.19 billion	25.8 billion

*	Less than .01%
(1)
The table includes both new options granted during the year and restoration stock options granted upon the exercise of existing options. The grant of a restoration stock option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a restoration stock option (as described on page 15) does not result in an increase in the total combined number of shares and options held by an employee. Restoration stock options are subject to the same terms and conditions, including the expiration dates, as the original stock options they replace, except that the restoration option’s exercise price equals 100% of the fair market value of the common stock on the date of grant of the restoration option. The options shown in the table are generally not transferable, except for transfers to immediate family members.

(2)
Exercise price equals 100% of the fair market value of the common stock on the date of grant and may be exercised within 10 years, except for certain of Mr. Meysman’s restoration stock options, which have a five-year term due to Dutch tax laws in effect at the time of the original option grant. As noted in the report of the Compensation and Employee Benefits Committee of the Board of Directors, the options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant, except for Mr. Meysman’s five-year options, which are exercisable immediately due to Dutch tax laws. In the event of a change of control of Sara Lee, options held by executive officers of Sara Lee will vest in full pursuant to the Severance Plans for Corporate Officers.

(3)
The potential realizable value assumes that the fair market value of Sara Lee common stock on the date the option was granted appreciates at the indicated annual growth rate (which is set by the rules of the Securities and Exchange Commission), compounded annually, for the option term. These growth rates are not intended by Sara Lee to forecast future appreciation, if any, of the price of common stock, and Sara Lee expressly disclaims any representation to that effect.

Option Exercises and Fiscal Year-End Values

The following table shows the number and value of stock options (exercised and unexercised) for Messrs. Steve McMillan, Cary McMillan, Geoppinger, Meysman and Chaden during fiscal year 2002.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Steven McMillan	648,169	3,490,683	1,789,443	1,209,015	1,068	1,445,114
Cary D. McMillan	80,000	525,296	163,333	322,325	579,012	496,355
William A. Geoppinger	—	—	473,246	196,000	273,499	291,608
Frank L. Meysman	185,099	371,369	918,569	457,987	897,947	554,840
Lee A. Chaden	95,468	570,688	330,756	205,718	135,665	267,180

(1)	Represents the number of shares of common stock underlying options held by each named executive officer.
(2)
Calculated based on the closing price of Sara Lee common stock on June 28, 2002 (the last business day of the fiscal year) of $20.64 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

Employment and Retirement Agreements

Frank L. Meysman has employment agreements with Sara Lee and Sara Lee/DE N.V., a Dutch subsidiary of Sara Lee. Under the agreements, Mr. Meysman currently receives an annual base salary of Euro 506,010 (approximately $500,000). Mr. Meysman also participates in Sara Lee’s annual short-term incentive plans, long-term incentive plans and deferred compensation plans on a basis commensurate with other officers of Sara Lee. Mr. Meysman’s agreement with Sara Lee may be terminated at any time. His agreement with Sara Lee/DE generally may be terminated upon six months’ prior notice, at which time his participation in Sara Lee’s plans ceases. Generally, if Mr. Meysman’s employment is terminated without cause, he is entitled to severance equal to at least one year’s salary plus other benefits which are described below in the description of Sara Lee’s severance plans. If Mr. Meysman’s employment is terminated at the option of Sara Lee/DE after age 57 1/2, or at his option after age 60, he will be paid 90% of his base salary for the first year following such termination of employment and 80% of his base salary for each year thereafter until he reaches age 62, subject to reduction under certain circumstances. In April 1998, Mr. Meysman was awarded 100,000 restricted share units that will remain restricted until April 2003, at which time the restrictions lapse, provided Mr. Meysman remains continually employed by Sara Lee.

William A. Geoppinger and Sara Lee signed a letter agreement in February 2002 relating to Mr. Geoppinger’s retirement from Sara Lee. Under the agreement, Mr. Geoppinger will continue his employment until December 31, 2002 and, from January 1, 2003 to June 28, 2003, Mr. Geoppinger will serve as a consultant to Sara Lee with respect to various trade relations matters. Prior to his retirement, Mr. Geoppinger will continue to be paid his annual salary, will continue to participate in Sara Lee’s employee benefit plans that are available generally to executive officers and, subject to the determination of the Compensation and Employee Benefits Committee, will be eligible to receive a performance-based bonus, pension credit under Sara Lee’s Supplemental Pension Plan and an award under Sara Lee’s Long Term Performance Incentive Plan for fiscal years 2001-2003 as if he had continued to be actively employed through the end of fiscal year 2003.

Severance Plans

Sara Lee’s Severance Plans for Corporate Officers provide that, if an officer’s employment is terminated without cause, the officer will receive between 12 and 24 months of salary as severance payments. The actual amount of severance payments is determined based upon the officer’s position, length of service and age.

A terminated officer also would receive partial payment under any incentive plans applicable to the fiscal year in which the termination occurs. The terminated officer’s participation in Sara Lee’s medical, dental, Executive Life Insurance plans and Supplemental Benefit plans (which provides non-qualified retirement benefits), would continue for the same number of months for which he or she is receiving severance payments. The terminated officer’s participation in all other benefit plans ceases as of the date of termination of employment. At the discretion of Sara Lee’s Chief Executive Officer, the severance payments may (i) be increased by up to six months’ salary, if the terminated officer is 50 years of age or older, or up to three months’ salary, if the terminated officer is 40 to 49 years of age, and (ii) include an additional prorated portion of the terminated officer’s target annual incentive bonus for the severance period, provided that such payments do not exceed 50% of the maximum target annual incentive bonus. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

The Plan also provides for severance pay and continuation of certain benefits if an officer’s employment is terminated involuntarily within two years following a change in control, or within six months prior to a change in control. The Plan provides that terminated officers, including the executive officers named in the Summary Compensation Table, will receive two or three times their base pay (including salary and bonus), a pro-rated portion of their annual bonus based upon the target bonus rate in effect on the date of termination, and continuation of existing employee benefits during the severance period. Payments would be made within 20 business days after a change in control occurs. In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, Sara Lee will make tax equalization payments with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest. In addition, all of the terminated officer’s options and restricted stock units would vest on the date the change of control is consummated. Generally, a “change in control” will be deemed to occur in the event of (i) certain acquisitions of 20% or more of the voting power of the then outstanding capital stock of Sara Lee, (ii) the consummation of a reorganization, merger or consolidation of Sara Lee or a sale or other disposition of all or substantially all of Sara Lee’s assets (unless, among other conditions, the stockholders of Sara Lee immediately prior to the transaction hold in substantially the same proportion, immediately after the transaction, more than 50% of the combined voting power of the entity resulting from the transaction), (iii) the consummation of a plan of complete liquidation or dissolution of Sara Lee, or (iv) a change in the Board such that the Continuing Directors (as defined below) cease to constitute at least a majority of the Board. The term “Continuing Director” is defined to mean (i) any member of the Board who is a member of the Board immediately after the 2002 Annual Meeting and (ii) any individual who becomes a director of Sara Lee after the 2002 Annual Meeting whose election or nomination for election was approved by the vote of at least a majority of the Continuing Directors then comprising the Board.

Retirement Plans

The following table shows the approximate annual pension benefits payable under Sara Lee’s qualified pension plan, as well as a nonqualified supplemental benefit plan. The compensation covered by the pension program is based on an employee’s annual salary and cash bonus. The amounts payable under the pension program are computed on the basis of a straight-life annuity and are not subject to deduction for Social Security benefits or other amounts. Benefits accrued under a defined benefit supplemental plan with present values exceeding $100,000 for participants age 55 and older and $300,000 for participants who have not yet attained the age of 55 are funded with periodic payments by Sara Lee to individual trusts established by the participants.

Final Average	Estimated Annual Normal Retirement Pension Based Upon the Indicated Credited Service

Compensation	10 Years	15 Years	25 Years	35 Years

$ 750,000	$131,250	$196,875	$ 328,125	$ 459,375
1,000,000	175,000	262,500	437,500	612,500
1,250,000	218,750	328,125	546,875	765,625
1,500,000	262,500	393,750	656,250	918,750
1,750,000	306,250	459,375	765,625	1,071,875
2,000,000	350,000	525,000	875,000	1,225,000
2,250,000	393,750	590,625	984,375	1,378,125
2,500,000	437,500	656,250	1,093,750	1,531,250
2,750,000	481,250	721,875	1,203,125	1,684,375
3,000,000	525,000	787,500	1,312,500	1,837,500
3,250,000	568,750	853,125	1,421,875	1,990,625

As of September 3, 2002, Messrs. Steve McMillan, Cary McMillan, Geoppinger and Chaden had 24, two, 22 and 10 years of credited service, respectively, under the pension plan. Mr. Meysman does not participate in Sara Lee’s U.S. pension plans; however he has 12 years of credited service under the pension plans of Sara Lee/DE N.V., a subsidiary of Sara Lee.

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of June 29, 2002 regarding the number of shares of Sara Lee common stock that may be issued under Sara Lee’s equity compensation plans. The table does not include shares that may be granted under the 2002 Long-Term Incentive Stock Plan, which is being submitted for approval of Sara Lee stockholders at the 2002 Annual Meeting.

	(a)	(b)	(c)

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	77,448,420(2)(3)	$21.12(2)(3)	31,619,985(4)(5)

Equity compensation plans not approved by security holders (6)	6,460,984(7)	$20.09	8,764,598(8)

Total	83,909,404		40,384,583

(1)	The table does not include information regarding the following Sara Lee plans:

•	Employee Stock Ownership Plan. As of September 3, 2002, there were 3,120,372 shares of ESOP Stock outstanding, and each share of ESOP Stock is convertible into eight shares of Sara Lee common stock.

•
Executive Deferred Compensation Plan and Director Deferred Compensation Plan. These plans permit the deferral of salary, bonus, long-term incentive payments and director compensation into either an interest bearing or stock equivalent account. Deferrals in the stock equivalent account are valued as if each deferral were invested in Sara Lee common stock as of the deferral date, and are paid out only in shares of Sara Lee common stock, on a one-for-one basis. Stock equivalents do not have voting rights, but are credited with dividend equivalents. As of June 29, 2002, there were 750,079 stock equivalents outstanding in the stock equivalent accounts under these plans.

•
Sara Lee’s 401(k) Supplemental Savings Plan and The Earthgrains Company Employee Stock Ownership/401(k) Plan. As of September 3, 2002, there were 4.25 million shares of common stock outstanding and held in these plans.

(2)
Includes options issued in connection with Sara Lee’s acquisition of Chock full o’Nuts Corporation and The Earthgrains Company. Upon consummation of these acquisitions, all outstanding options to purchase common stock of the acquired companies were converted into options to purchase shares of Sara Lee common stock. As of June 29, 2002, there were outstanding options to acquire 1.1 million shares of Sara Lee common stock, at a weighted average exercise price of $8.69 per share, that were granted in connection with the Earthgrains acquisition and options to acquire 4,500 shares of Sara Lee common stock, at a weighted average exercise price of $18.06 per share, that were granted in connection with the Chock full o’Nuts acquisition. Sara Lee cannot grant any additional awards under these assumed equity compensation plans.

(3)
Includes 3,290,708 restricted stock units that were outstanding on June 29, 2002 under Sara Lee's 1995 and 1998 Long-Term Incentive Stock Plans, of which 470,708 restricted stock units vest upon achievement of predetermined performance targets and 2,820,000 restricted stock units vest over two to five years based upon the holder's continued employment with Sara Lee. Under the terms of the plans, none of the performance-based restricted stock units vest if only the predetermined “threshold” targets are achieved, and a participant may vest in up to 125% of the original performance-based restricted stock units granted if the predetermined “outstanding” targets are achieved. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of certain performance goals or continued employment over a period of time, and may be settled only for shares of common stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price.

(4)
Includes 4,193,488 shares of common stock available for issuance under the Employee Stock Purchase Plan, pursuant to which Sara Lee employees resident in the United States, Canada and Puerto Rico may purchase Sara Lee common stock through payroll deductions. There are four three-month offering periods during each calendar year. At the end of each offering period, shares of common stock are purchased for the accounts of participants at a per share price equal to 85% of the lesser of the fair market value of Sara Lee common stock on the first day of the offering period or the fair market value of Sara Lee common stock on the last day of the offering period. Participants may withdraw from the plan at any time prior to the purchase date.

(5)
Includes 874,293 shares available under the 1999 Non-Employee Director Stock Plan, before giving effect to the Plan amendments that are being submitted for stockholder approval at the Annual Meeting. If the stockholders approve the amendments to the Plan, the number of shares available for future issuance will be reduced to 700,000 shares (plus any shares subject to outstanding awards that are not issued due to expiration, cancellation or forfeiture of an award).

(6)
The following plans have not been approved by Sara Lee stockholders: Employee Option & Share Plan For Employees in the Netherlands, Employee Stock Recognition Plan, the U.K. Share Savings Scheme, U.K. Savings Incentive Plan, International Employee

Stock Purchase Plan, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. The material terms of each of these plans is described following the table.

(7)
Consists of shares to be issued upon exercise of outstanding options and rights granted under the Employee Option & Share Plan For Employees in the Netherlands, Share 2000 Global Stock Plan and Share 2003 Global Stock Plan. There are no options outstanding under the Employee Stock Recognition Plan, U.K. Share Savings Scheme, U.K. Savings Incentive Plan or International Employee Stock Purchase Plan, because these plans provide for the direct issuance of shares of Sara Lee common stock, and the rights to acquire shares under these plans do not have an exercise price.

(8)
Consists of shares remaining available for future awards under the Employee Option & Share Plan For Employees in the Netherlands, the Employee Stock Recognition Plan, the U.K. Savings Incentive Plan and the International Employee Stock Purchase Plan. Subsequent to fiscal year 2002, the Board of Directors released all shares authorized for issuance under the Share 2000 Global Stock Plan, the Share 2003 Global Stock Plan and the U.K. Share Savings Scheme that were not subject to outstanding awards, and all shares subject to outstanding awards that expire, are cancelled or are forfeited prior to exercise. Accordingly, no shares remain available for the grant of additional awards under such plans and no shares are included in column (c) for these plans.

Sara Lee has obtained stockholder approval of all of its significant equity compensation plans. Set forth below is a brief description of the material features of each Sara Lee equity compensation plan that was adopted without the approval of Sara Lee’s stockholders and that was in effect as of June 29, 2002.

Employee Option & Share Plan For Employees in The Netherlands (the “Netherlands Plan”)

The terms of the Netherlands Plan were designed to conform to generally accepted criteria for broad-based employee stock plans in The Netherlands, including the legal, tax and accounting regulations of The Netherlands. Under the Plan, Sara Lee employees who have been employed in The Netherlands for at least 12 months may purchase immediately vested, five-year options to acquire shares of Sara Lee common stock. The purchase price of each option is equal to 7.5% of the aggregate exercise price of the option, which equals the value of the option for Netherlands tax purposes. A stock option represents the right to purchase a specified number of shares of common stock, during a specified period, upon payment of a cash exercise price per share. The exercise price of each option granted under the Netherlands Plan equals 100% of the fair market value of Sara Lee common stock on the date of grant. An option may be exercised at any time during the five years following the grant date; however, if a participant exercises an option within the first three years following the grant date, the participant must pay to Sara Lee an amount in cash equal to 95% of the gain on the transaction. The Plan specifies a minimum and a maximum number of options that a participant may purchase in any year. Each employee who purchases at least the minimum number of options in any year is granted, at no charge, an option to purchase 15 shares of Sara Lee common stock.

Under the Netherlands Plan, if a participant’s employment with Sara Lee terminates by reason of the optionee’s death or disability, as defined under the appropriate disability benefit plan, any options held by such participant will be exercisable until the earliest to occur of (i) 12 months after the participant’s date of death or the effective date of such participant’s termination of employment, and (ii) the expiration date of each option. If an optionee’s employment with Sara Lee terminates by reason of the participant’s retirement, as defined under the appropriate retirement benefit plan, any option held by the participant will be exercisable until the expiration date of each option. If a participant’s employment with Sara Lee terminates for any reason other than the participant’s death, disability or retirement, any options held by the participant will be exercisable until the earliest to occur of (i) six months after the effective date of such optionee’s termination of employment, and (ii) the expiration date of each option. The Plan provides that if the fair market value of Sara Lee common stock exceeds the exercise price of an option plus the brokerage fee on the date the option otherwise would expire, the option automatically will be exercised and the underlying common stock sold on behalf of the participant.

The Netherlands Plan authorizes the issuance of up to 5,000,000 shares of common stock and, as of June 29, 2002, approximately 3,849,000 shares remained available for future awards. Sara Lee has retained Rabobank Group to act as the administrator of the Netherlands Plan.

Employee Stock Recognition Plan

Sara Lee’s Employee Stock Recognition Plan provides for the award of shares of Sara Lee common stock to reward, motivate and retain employees, excluding executive officers of Sara Lee. Awards generally are in the amount of 400 to 700 shares of Sara Lee common stock and are typically granted to employees in recognition of or as a reward for exceptional performance. The Plan is administered by the Compensation and Employee Benefits Committee of the Board (the “Compensation Committee”), which may delegate its responsibilities to Sara Lee’s Senior Vice President of Human Resources or other designee. Awards under the Plan are based upon grant applications submitted by personnel overseeing Sara Lee’s numerous businesses. The Employee Stock Recognition Plan was approved by the Board of Directors in January 1995 and authorizes the issuance of up to 500,000 shares of common stock. As of June 29, 2002, approximately 188,000 shares remained available for future awards. In the event of a stock dividend or a stock split involving Sara Lee’s common stock, the number of shares authorized for issuance under the Employee Stock Recognition Plan will be adjusted proportionately, and the Compensation Committee may make such other adjustments as it deems equitable.

U.K. Share Savings Scheme

Sara Lee’s U.K. Share Savings Scheme (the “U.K. SAYE”) is a save-as-you-earn employee stock purchase plan available solely to employees located in the United Kingdom. Under the U.K. SAYE, eligible employees may sign a savings contract with Sara Lee and a local bank authorizing Sara Lee to deduct a specified amount from their compensation each pay period and deposit the deductions into a savings account for their benefit. Each savings contract has a three, five or seven year term, selected at the discretion of the participant, and the last date of such term is defined as the “Bonus Date.” If a participant’s payroll deductions continue through the Bonus Date, the bank holding the savings contract pays the participant a tax-free cash bonus based on the amount of the participant’s monthly payroll deductions. The bonus is equal to 2.75 times the monthly payroll deduction, for a three-year savings contract, 7.5 times the monthly payroll deduction, for a five-year savings contract, and 13.5 times the monthly payroll deduction, for a seven-year savings contract, which payments equate to interest rates of between 4.5% and 4.83% per annum. Participants may cease participation in the plan and/or withdraw accumulated payroll deductions at any time; however, the participant would not be eligible to receive a bonus on withdrawn amounts and may be subject to taxes on amounts withdrawn prior to the Bonus Date.

Participants may direct Sara Lee to purchase shares of Sara Lee common stock for their account utilizing payroll deductions accumulated in their savings account (i) within six months after the Bonus Date applicable to such savings contract, (ii) within six months following the date the participant ceases to be employed by Sara Lee due to death, injury, disability, redundancy or retirement, but not later than six months after the applicable Bonus Date of such savings contract, (iii) within six months following such participant’s retirement, (iv) within six months after the date the participant ceases to be employed by Sara Lee for any reason other than death, injury, disability, redundancy or retirement, if such date is more than three years after the date the applicable savings contract was signed, but not later than six months after the Bonus Date applicable to such savings contract, and (v) within six months following a change of control of Sara Lee, as defined in the U.K. SAYE. If a change of control occurs and Sara Lee is not the surviving entity, the successor entity may substitute its securities for the Sara Lee securities that are subject to the savings contract, provided that the conditions set forth in the U.K. SAYE are fulfilled. If a participant ceases to be employed by Sara Lee for any reason other than death, injury, disability, redundancy or retirement, or declines to purchase Sara Lee common stock during any of the foregoing purchase periods, the participant’s right to purchase Sara Lee shares or accumulate additional payroll deductions pursuant to the U.K. SAYE lapses.

The U.K. SAYE was approved by the Board of Directors in 1992 and authorizes the issuance of up to 1,500,000 shares of common stock. During fiscal 2002, Sara Lee made a single grant of 312,784 shares in October 2001. As of June 29, 2002, approximately 363,000 shares remained available for future awards; however, in June 2002, the Board of Directors approved the termination of future offers under the U.K. SAYE and adopted a new stock purchase plan, the U.K. Savings Incentive Plan, to replace the U.K. SAYE.

U.K. Savings Incentive Plan (the “U.K. SIP”)

The U.K. SIP, which was approved by the Board of Directors in June 2002 to replace the U.K. SAYE, provides Sara Lee employees located in the United Kingdom the opportunity to purchase Sara Lee common stock on a pre-tax basis through payroll deductions. Sara Lee employees generally will be eligible to participate in the U.K. SIP if they are employees on the first day of the applicable offering period. Under the U.K. SIP, there are four three-month offering periods during each calendar year, beginning on the first Monday (or next succeeding business day, if Monday is a holiday) of each February, May, August and November. The first offering period under the U.K. SIP will begin on November 4, 2002.

For each offering period, participating employees purchase shares of Sara Lee common stock at a price equal to the lower of the fair market value of Sara Lee common stock on the first day of the offering period or the fair market value of Sara Lee common stock on the last day of the offering period. The fair market value is equal to the average of the highest and lowest quoted selling price per share of Sara Lee common stock, as reported by the New York Stock Exchange Composite Transaction Tape. For each six shares purchased by a participant, Sara Lee will make a matching contribution of one share to the participant’s account. So long as shares are held in a U.K. SIP account, dividends paid on such shares will be used by the trustee to purchase additional shares of common stock for the participants’ accounts. Participants may sell or transfer shares purchased in the U.K. SIP at any time; however, matching shares contributed by Sara Lee cannot be sold or transferred for three years.

If a participant ceases to be employed by Sara Lee, all of such participant’s shares held in the U.K. SIP must be sold or transferred out of the plan and the participant may be subject to U.K. income taxes and National Insurance Contributions with respect to such shares. Participants who hold shares acquired through the U.K. SIP, including matching shares contributed by Sara Lee, for at least five years generally will not be subject to U.K. income taxes or National Insurance Contributions upon the sale or withdrawal of such shares from the plan. Participants may be subject to U.K. income taxes if they sell shares acquired upon reinvestment of dividends within three years after such shares were acquired.

The U.K. SIP authorizes the issuance of up to 1,500,000 shares of common stock. The first offering period will begin November 4, 2002 and, as of the end of fiscal year 2002, no shares have been issued under the plan. The shares purchased by participants under the U.K. SIP will come from authorized but unissued shares of Sara Lee common stock. The U.K. SIP is administered by the Compensation Committee, which may delegate its responsibilities to Sara Lee’s Senior Vice President of Human Resources. The Compensation Committee has appointed Capita IRG Trustees Limited to act as trustee of the U.K. SIP and to maintain participant accounts, issue account statements and perform other administrative tasks. In the event of a change of control (as defined in the Plan) of Sara Lee, the trustee of the Plan may vote or exchange Sara Lee shares held in the Plan for the acquisition consideration, on the same terms as other Sara Lee stockholders. The U.K. SIP may be amended or terminated by the Compensation Committee at any time.

International Employee Stock Purchase Plan

The International Employee Stock Purchase Plan (“IESPP”) provides Sara Lee employees resident in selected countries, excluding the United States, Canada and Puerto Rico, an opportunity to purchase Sara Lee common stock through payroll deductions. The IESPP currently is available to Sara Lee employees resident in Australia, France, Germany, Italy and Spain. The general terms and conditions of the IESPP apply to all participants; however, specific plan rules have been adopted for each country to conform to local laws and regulations. Sara Lee employees generally are eligible to participate in the IESPP if they are employees on the first day of the applicable offering period, are residents of a country in which the IESPP is available and are not executive officers of Sara Lee.

Under the IESPP, there are four three-month offering periods during each calendar year, beginning on the first Monday (or the next succeeding business day, if Monday is a holiday) of each February, May, August and November. Participating employees may authorize payroll deductions during any offering period in any amount in excess of a specified minimum deduction; however, a participant may not elect payroll deductions that will exceed a specified aggregate amount in any calendar year. For each offering period, shares of common stock are purchased for the accounts of participating employees at a per share price equal to 85% of the lesser of the fair market value of Sara Lee common stock on the first day of the offering period or the fair market value of Sara Lee common stock on the last day of the offering period. The fair market value per share is equal to the average of the highest and lowest quoted selling price per share of Sara Lee common stock, as reported by the New York Stock Exchange Composite Transaction Tape. The shares purchased by participants through the IESPP are authorized but unissued shares of Sara Lee common stock. The IESPP plan rules applicable to participants in Australia require participants to hold shares acquired under the IESPP for a minimum of three years. Participants in countries other than Australia may sell or transfer shares acquired under the IESPP at any time. So long as shares are held in an IESPP account, dividends paid on such shares will be used to purchase additional shares of common stock under Sara Lee’s Investment plan.

A participant voluntarily may terminate participation in the IESPP at any time, and a participant’s participation in the IESPP will be involuntarily terminated upon such participant’s termination of employment with Sara Lee for any reason or if the participant ceases to be eligible to participate. In the event a participant withdraws from the IESPP, no further payroll deductions will be taken and, at the election of participant or the participant’s estate, amounts accumulated in the participant’s IESPP account for the then current offering period either will be paid to the employee or the employee’s estate, or applied to purchase common stock on the next purchase date. Unless a participant terminates participation in the IESPP, the participant may not withdraw any payroll deductions accumulated in his or her IESPP account, in whole or in part.

The IESPP authorizes the issuance of up to 4,000,000 shares of common stock and, as of June 29, 2002, approximately 3,227,703 shares remained available for issuance. In the event of a stock dividend, stock split or other similar transaction involving Sara Lee’s common stock, the number of shares authorized for issuance under the IESPP will be adjusted proportionately and the Board of Directors may make other adjustments to the IESPP as it deems equitable. The IESPP is administered by the Compensation Committee, which may delegate its responsibilities to Sara Lee’s Senior Vice President of Human Resources and other designated persons. In Australia, Sara Lee has appointed a third party trustee to maintain IESPP participant accounts, issue account statements and perform other administrative tasks.

Share 2000 Global Stock Plan

The Share 2000 Global Stock Plan (the “Share 2000 Plan”) is a broad-based plan that was adopted in 1997 to enable Sara Lee to make a special stock option grant to its non-officer employees world-wide. On August 28, 1997 (after giving affect to the December 1998 stock-split), Sara Lee granted an option to purchase no more than 200 shares of common stock each, at an exercise price of $20.53 per share, under the Share 2000 Plan to approximately 60,000 Sara Lee employees. The exercise price of the options equals the fair market value of a share of Sara Lee common stock on the date of grant, based on the average high and low sales prices per share on the New York Stock Exchange Composite Transactions Tape. The options generally vested over three years after the date of grant, except that options granted to employees in The Netherlands vested immediately and options granted to employees in France vested in full on August 28, 2002. Options granted under the Share 2000 Plan expire on August 28, 2007; however, due to Dutch tax laws, employees resident in The Netherlands were granted options with only a five-year term. To provide Dutch employees with substantially equivalent economic value as other participants in the Share 2000 Plan and in response to changes in Dutch tax laws since the original grant date, the Compensation Committee approved the grant to Dutch option holders of additional options, with exercise terms of five years or less, upon the expiration of their original five-year options. These new options have an exercise price equal to or greater than the fair market value of Sara Lee common stock on the date of grant and contain other terms and conditions substantially similar to the options originally granted.

Under the Share 2000 Plan, if an optionee’s employment with Sara Lee terminates by reason of the optionee’s death or permanent and total disability, as defined under the appropriate disability benefit plan, any portion of the option that was vested on the date of death or the effective date of such optionee’s termination of employment will be exercisable until the earliest to occur of (i) one year after the optionee’s date of death or the effective date of such optionee’s termination of employment, and (ii) August 28, 2007. If an optionee’s employment with Sara Lee terminates by reason of the optionee’s retirement, as defined under the appropriate retirement benefit plan, any portion of the option that was vested on the date of the optionee’s retirement will be exercisable until the earliest to occur of (i) five years after the effective date of such optionee’s termination of employment, and (ii) August 28, 2007. If an optionee’s employment with Sara Lee terminates for any reason other than the optionee’s death, disability or retirement, any portion of the option that was vested on the date of the effective date of the optionee’s termination of employment will be exercisable until the earliest to occur of (i) six months after the effective date of such optionee’s termination of employment, and (ii) August 28, 2007.

The Share 2000 Plan, which is administered by the Compensation Committee, authorized the issuance of up to 20,000,000 shares of Sara Lee common stock. The Compensation Committee may provide for appropriate adjustment of outstanding options, including the acceleration of vesting of outstanding options, either in contemplation of or in the event that Sara Lee undergoes a change in control (as defined in the Plan) or is not the surviving corporation in a merger or consolidation with another corporation. In the event of a stock dividend, stock split, merger, consolidation, reorganization, spin-off, liquidation or other similar change in capitalization or event involving Sara Lee’s common stock, the Compensation Committee will make appropriate adjustments to the number of shares available under the Plan and to the exercise price and the number of shares subject to any outstanding option.

The Share 2000 Plan may be amended or terminated by the Board of Directors at any time, provided that such action does not adversely affect the rights or obligations of existing option holders. In April 2000, the Board of Directors approved the Share 2003 Global Stock Plan to enable Sara Lee to make another broad-based, special stock option grant. Upon approval of the Share 2003 Plan, all of the 13,187,980 shares of Sara Lee common stock that were available for future awards under the Share 2000 Plan were transferred to the Share 2003 Plan. Subsequently, in August 2002, the Board of Directors released all shares authorized for issuance under the Share 2000 Plan that were not subject to outstanding awards, and all shares subject to outstanding awards that expire, are cancelled or are forfeited prior to exercise. Accordingly, no additional options may be granted under the Share 2000 Plan and approximately 4.2 million shares remain reserved for issuance upon exercise of outstanding awards.

Share 2003 Global Stock Plan

The Share 2003 Global Stock Plan (the “Share 2003 Plan”) is a broad-based plan that was adopted in 2000 to enable Sara Lee to make a special stock option grant to managerial level Sara Lee employees resident in various countries, excluding the United States. On April 27, 2000, Sara Lee granted an option to purchase 100 shares of common stock, at an exercise price of $15.47 per share, under the Share 2003 Plan to approximately 16,000 Sara Lee employees. The exercise price of the options equals the fair market value of a share of Sara Lee common stock on the date of grant, based on the average high and low sales prices per share on the New York Stock Exchange Composite Transactions Tape. Due to Italian law, the options granted to employees resident in Italy have an exercise price of $16.98 per share. The options generally vest over three years after the date of grant, except that options granted to employees in France vest in full on April 28, 2005. Options granted under the Share 2003 Plan expire on April 27, 2010.

Under the Share 2003 Plan, if an optionee’s employment with Sara Lee terminates by reason of the optionee’s death or permanent and total disability, as defined under the appropriate disability benefit plan, the option will vest fully on the date of death or the effective date of such optionee’s termination of employment and will be exercisable until the earliest to occur of (i) five years after the optionee’s date of death or the effective date of such optionee’s termination of employment, and (ii) April 27, 2010. If an optionee’s employment with Sara Lee terminates by reason of the optionee’s retirement, as defined under the appropriate retirement benefit plan, the option will continue to vest in accordance with the original three-year vesting schedule and will be exercisable until April 27, 2010. If an optionee’s employment with Sara Lee terminates for any reason other than the optionee’s death, disability or retirement, any portion of the option that was vested on the date of the effective date of the optionee’s termination of employment will be exercisable until the earliest to occur of (i) six months after the effective date of such optionee’s termination of employment, and (ii) April 27, 2010.

The Share 2003 Plan, which is administered by the Compensation Committee, authorized the issuance of up to 13,187,980 shares of common stock. In the event of a stock dividend, stock split, merger, consolidation, reorganization, spin-off, liquidation or other similar change in capitalization or event involving Sara Lee’s common stock, the Compensation Committee will make appropriate adjustments to the number of shares available under the Plan and to the exercise price and the number of shares subject to any outstanding option. In the event that Sara Lee effects a change in control (as defined in the Plan) or is not the surviving corporation in a merger or consolidation with another corporation, or in contemplation of any such event, the Compensation Committee may provide for appropriate adjustment of all outstanding options, including accelerating the vesting of outstanding options.

The Share 2003 Plan may be amended or terminated by the Board of Directors at any time, provided that such action does not adversely affect the rights or obligations of existing option holders. As of June 29, 2002, approximately 12,953,000 shares remained available for issuance under the Share 2003 Plan; however, in August 2002, the Board of Directors released all shares authorized for issuance under the Share 2003 Plan that were not subject to outstanding awards, and all shares subject to outstanding awards that expire, are cancelled or are forfeited prior to exercise. Accordingly, no additional options may be granted under the Share 2003 Plan and approximately 1.1 million shares remain reserved for issuance upon exercise of outstanding awards.

APPROVAL OF AMENDMENTS TO THE
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

General.    The Board of Directors is proposing for stockholder approval an amended version of the Sara Lee Corporation 1999 Non-Employee Director Stock Plan. The amended plan, which is attached as Appendix A to this proxy statement (the “Amended Plan”), was approved by the Board on June 27, 2002, subject to stockholder approval. The purpose of the Amended Plan is to promote the long-term growth of Sara Lee by increasing the proprietary interest of the Non-Employee Directors in Sara Lee and to attract and retain highly qualified and capable Non-Employee Directors.

If the Amended Plan is not approved by stockholders, the terms of the 1999 Non-Employee Director Stock Plan, as originally adopted by the Board and approved by stockholders in 1999 (the “Existing Plan”), will remain in effect and, immediately following the 2002 Annual Meeting, each director who is not an employee of Sara Lee or any of our subsidiaries (the “Non-Employee Directors”) will be granted an option to purchase 10,000 shares (or 11,000 shares, in the case of Non-Employee Directors who chair standing committees of the Board) of Sara Lee common stock, which is the option that would have been granted to each Non-Employee Director had the Board not approved, subject to stockholder approval, these amendments to the Existing Plan.

Unless otherwise instructed, the individuals named on the proxy card will vote the proxies received by them FOR approval of the Amended Plan.

Proposed Amendment.    To ensure that Sara Lee remains well-positioned to attract and retain qualified candidates to serve as Non-Employee Directors, during fiscal 2002 the Compensation and Employee Benefits Committee of the Board (the “Compensation Committee”), in consultation with outside compensation consultants, reviewed and assessed Sara Lee’s compensation of Non-Employee Directors. The Compensation Committee determined that it would be advisable to make the compensation of Non-Employee Directors more competitive by amending the Existing Plan to (i) replace the annual grant to Non-Employee Directors of an option to purchase 10,000 shares (or 11,000 shares in the case of Non-Employee Directors who chair standing committees of the Board) of Sara Lee common stock with an annual grant of a number of restricted stock units (having terms and conditions set forth in the Amended Plan), with an aggregate fair market value of $75,000 on the grant date, and (ii) give Non-Employee Directors the ability to defer receipt of all elements of their director compensation. In addition, the Compensation Committee determined it to be advisable to eliminate the right of

Non-Employee Directors to elect to receive options in lieu of their annual cash retainer, while retaining the right of Non-Employee Directors to elect to receive Sara Lee common stock in lieu of their annual cash retainer. The Compensation Committee recommended to the full Board that it implement these changes by approving the Amended Plan. The Board accepted the Compensation Committee’s recommendation and approved the Amended Plan, subject to stockholder approval.

Description of the Amended Plan.     The following is a summary of the material terms of the Amended Plan, which is qualified in its entirety by reference to the text of the Amended Plan. The Amended Plan is attached as Appendix A to this proxy statement and incorporated herein by reference.

Administration.    The Compensation Committee shall administer the Amended Plan and shall have full power and authority to (i) interpret and construe the Amended Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Amended Plan, and (ii) designate persons other than members of the Compensation Committee to carry out its responsibilities, subject to applicable law and such limitations, restrictions and conditions as it may prescribe.

Persons Eligible to Participate.    Only Non-Employee Directors shall be eligible to participate in the Amended Plan. Sara Lee currently has 12 Non-Employee Directors.

Available Shares.     The aggregate number of shares of Sara Lee common stock that may be issued under the Amended Plan is 700,000 shares, plus 1,150,000 shares that are subject to awards outstanding under the Amended Plan on June 27, 2002. To the extent that shares subject to an outstanding award are not issued by reason of the expiration, termination, cancellation or forfeiture of such award, or by reason of the tendering or withholding of shares to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares shall again be available under the Amended Plan. The maximum number of shares of Sara Lee common stock that may be issued under the Amended Plan is subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting the common stock.

Effective Date, Amendment and Termination.    If approved by stockholders at the Annual Meeting, the Amended Plan shall become effective as of June 27, 2002, the date of approval by the Board, and shall terminate on June 30, 2012, unless earlier terminated by the Board. Subject to any requirement of stockholder approval required by applicable law, rule or regulation, the Board may amend the Amended Plan at any time, provided that no such amendment shall adversely change the terms and conditions of any outstanding award under the Amended Plan, or any Non-Employee Director’s deferral account, without the Non-Employee Director’s consent.

Restricted Stock Units.    Under the Amended Plan, on the first business day of each fiscal year, beginning with fiscal 2003, each Non-Employee Director shall be granted a whole number of restricted stock units determined by dividing $75,000 by the fair market value of Sara Lee common stock on such date, provided that any Non-Employee Director who the Compensation Committee knows will not stand for re-election at the next Annual Meeting of stockholders shall receive one-third of this number of restricted stock units. The fair market value of Sara Lee common stock is equal to the average of the highest and lowest quoted selling price per share of common stock, as reported by the New York Stock Exchange Composite Transaction Tape. The Amended Plan also provides that any Non-Employee Director (other than a Non-Employee Director covered by the proviso to the immediately preceding sentence) who does not stand for re-election at an annual meeting of stockholders for any reason other than death, disability or normal retirement, or who stands for re-election but is not re-elected by our stockholders, shall forfeit two-thirds of the restricted stock units that were granted to such Non-Employee Director on the grant date immediately preceding such Annual Meeting. A Non-Employee Director who is first elected or begins to serve on any date other than the first business day of a fiscal year shall receive a prorated number of restricted stock units, with such proration based on the number of months between the date on which such Non-Employee Director is first elected or begins to serve and the first business day of the next fiscal year.

Except as described below in “Termination of Directorship,” “Forfeiture of Restricted Stock Units” and “Change of Control,” restricted stock units shall vest in full on the date that is three years after the date of grant. Restricted stock units shall accrue dividend equivalents at the same rate and at the same times as cash dividends are paid on Sara Lee common stock. As of the date of vesting, each restricted stock unit shall be converted into the right to receive one share of Sara Lee common stock and, provided that the Non-Employee Director has not elected to defer payment in connection with such restricted stock unit, as soon as practical thereafter Sara Lee shall (i) issue one share of Sara Lee common stock to such Non-Employee Director for each restricted stock unit that shall have vested, and (ii) pay to such Non-Employee Director a cash amount equal to the amount of all dividend equivalents accrued with respect to such restricted stock units, together with interest thereon at the rate specified for amounts deferred and invested in the Interest Account of the Deferral Program (as such term is defined below).

Shares in Lieu of Annual Cash Retainer.    Under the Amended Plan, Non-Employee Directors may elect to receive shares of common stock in lieu of all or a portion of their annual cash retainer. Continuing Non-Employee Directors wishing to make such an election must give notice to the Compensation Committee at least 10 business days prior to the first business day of the fiscal year. New Non-Employee Directors wishing to make such an election must give notice to the Compensation Committee within 10 business days after the date on which they are first elected or begin to serve as a director. The number of shares of Sara Lee common stock to be awarded to any Non-Employee Director shall be equal to the portion of the annual cash retainer that the Non-Employee Director elects to have payable in shares divided by the fair market value of a share of Sara Lee common stock on the day on which the award is made. For continuing Non-Employee Directors, share awards shall be made on the first business day of the fiscal year. For new Non-Employee Directors, share awards shall be made within 10 business days of the date on which the Compensation Committee receives notice of the new Non-Employee Director’s election to receive shares in lieu of all or a portion of his or her annual retainer.

Termination of Directorship.    If a Non-Employee Director ceases to be a director of Sara Lee due to death, disability or normal retirement, all restricted stock units held by such Non-Employee Director shall vest in full on the date on which such Non-Employee Director ceases to be a director. If a Non-Employee Director ceases to be a director for any other reason, such Non-Employee Director’s restricted stock units shall vest in full three years from the date of grant, except as described in “Forfeiture of Restricted Stock Units” and “Change in Control” below.

Forfeiture of Restricted Stock Units.    If a Non-Employee Director is determined by a resolution of a majority of the entire Board (excluding such Non-Employee Director) to have (i) acted in a manner detrimental to Sara Lee’s best interests or (ii) failed to act and such failure to act was detrimental to Sara Lee’s best interests, each restricted stock unit held by such Non-Employee Director shall, as of the date of the adoption of such resolution, be forfeited and all rights of the Non-Employee Director to or with respect to such restricted stock unit shall terminate. No action or failure to act shall be deemed by the Board to be detrimental to Sara Lee’s best interests unless such action was taken in bad faith or without reasonable belief that such action was in the best interests of Sara Lee.

Change of Control.    In the event of (i) certain acquisitions of 20% or more of the voting power of the then outstanding capital stock of Sara Lee, (ii) the consummation of a reorganization, merger or consolidation of Sara Lee or a sale or other disposition of all or substantially all of Sara Lee’s assets (unless, among other conditions, the owners of Sara Lee common stock immediately prior to the transaction hold in substantially the same proportion, immediately after the transaction, more than 50% of the combined voting power of the entity resulting from the transaction), (iii) the consummation of a plan of complete liquidation or dissolution of Sara Lee, or (iv) a change in the Board such that the Continuing Directors (as defined below) cease to constitute at least a majority of the Board, all outstanding restricted stock units shall become immediately vested. The term “Continuing Director” is defined in the Amended Plan to include (i) any member of the Board who is a member of the Board immediately after the Annual Meeting and (ii) any individual who becomes a director of Sara Lee after the Annual Meeting whose election or nomination for election was approved by the vote of at least a majority of the Continuing Directors then comprising the Board.

Deferral Program.    Under the Amended Plan, Non-Employee Directors may elect to defer all or a portion (not less than 25%) of their restricted stock units, annual cash retainers and common stock awarded in lieu of annual cash retainers. The deferral program, which is attached as Supplement A to the Amended Plan (the

“Deferral Program”), sets forth the terms and conditions governing any such deferral. Deferral elections must be made by notice to the Compensation Committee in the form and by the date specified by the Committee, subject to certain limitations set forth in the Deferral Program. Amounts deferred are treated as invested in either the Share Equivalent Account or the Interest Account (as defined in the Deferral Program). Any deferrals attributable to restricted stock units or shares of common stock granted in lieu of the annual cash retainer are automatically invested in the Share Equivalent Account. A Non-Employee Director who chooses to defer cash payments may elect to have such cash treated as invested in either the Share Equivalent Account or the Interest Account. Investments in the Share Equivalent Account are irrevocable, and investments in the Interest Account may be transferred to the Share Equivalent Account in accordance with the terms of the Deferral Program. Under the Deferral Program, Non-Employee Directors electing to defer any payment or award must specify the date on which such payments or awards are to be made. Payments from the Share Equivalent Account and the Interest Account shall be made to the Non-Employee Director on such date, subject to exceptions for, among other things, the death of the Non-Employee Director and the occurrence of certain unforeseeable financial emergencies. Payments from the Share Equivalent Account must be made in the form of shares of common stock, with fractional shares distributed in cash. Payments from the Interest Account are made in the form of cash.

Non-transferability of Restricted Stock Units and Amounts or Awards Deferred.    Restricted stock units granted under the Amended Plan are not transferable or assignable other than by will or the laws of descent and distribution. Interests in any amounts or awards deferred under the Deferral Program are not transferable or assignable. In the event of the death of any Non-Employee Director who has amounts or awards deferred under the Deferral Program, such deferred amounts or awards shall be paid in the form requested by the deceased Non-Employee Director’s beneficiary or the executor of his or her estate. If no such request is made within 180 days of the Non-Employee Director’s death, payments of amounts and awards subject to the Deferral Program shall be paid pursuant to the normal terms of the Deferral Program.

Benefits Table.     The following table sets forth the dollar value and number of restricted stock units and shares of common stock that were granted to Non-Employee Directors under the Amended Plan as of July 1, 2002, the first business day of fiscal year 2003. These awards are subject to stockholder approval of the Amended Plan.

Sara Lee Corporation 1999 Non-Employee Director Stock Plan

Position	Dollar Value ($)(1)	Number of Units (#)

All Non-Employee Directors, as a Group (12 persons)	$900,000(2) $164,966(3)	43,392(2) 7,954(3)

(1)
The fair market value of Sara Lee common stock on July 1, 2002, the date on which these awards were granted, was $20.74 per share. The fair market value of Sara Lee common stock was $18.12 on September 13, 2002.

(2)
The number of restricted stock units that each Non-Employee Director shall receive on the first business day of each fiscal year after fiscal year 2002 will be determined by dividing $75,000 by the fair market value of one share of Sara Lee common stock on such date. The fair market value is equal to the average of the highest and lowest quoted selling price per share of Sara Lee common stock, as reported by the New York Stock Exchange Composite Transaction Tape, on the applicable grant date.

(3)
Constitutes the fair market value and the number of shares of Sara Lee common stock that Non-Employee Directors elected to receive in lieu of all or a portion of their annual cash retainer for fiscal year 2003. The number of shares that may be granted in future years in lieu of annual cash retainer is not calculable at this time and will be determined based upon (i) the amount of the annual cash retainer that each Non-Employee Director elects to receive in stock, if any, and (ii) the trading price of Sara Lee common stock on the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN.

APPROVAL OF THE 2002 LONG-TERM INCENTIVE STOCK PLAN

General.    The Board of Directors is proposing for stockholder approval the Sara Lee Corporation 2002 Long-Term Incentive Stock Plan (the “2002 Plan”). The 2002 Plan, which is attached as Appendix B to this proxy statement, was approved by the Board on August 29, 2002, subject to stockholder approval.

The purposes of the 2002 Plan are (i) to promote the interests of Sara Lee and its stockholders by strengthening Sara Lee’s ability to attract and retain highly competent officers and other key employees, and (ii) to provide a means to encourage stock ownership and proprietary interest by officers and key employees in Sara Lee. Under the 2002 Plan, Sara Lee may grant stock options, stock appreciation rights (“SARs”) or stock awards, as discussed in greater detail below. Awards may be granted singly, in combination or in tandem and may be evidenced by an agreement that sets forth the terms, conditions and limitations of such award. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other compensation plan of Sara Lee, including the plan of any entity acquired by (or whose assets are acquired by) Sara Lee. The closing price per share of Sara Lee common stock on September 13, 2002 was $18.53.

Unless otherwise instructed, the individuals named on the proxy card will vote the proxies received by them FOR approval of the 2002 Plan.

Description of the 2002 Plan.     The following is a summary of the material terms of the 2002 Plan, which is qualified in its entirety by reference to the text of the 2002 Plan. The 2002 Plan is attached as Appendix B to this proxy statement and incorporated herein by reference.

Administration.    The 2002 Plan will be administered by the Compensation Committee, a subcommittee thereof, or such other committee as may be appointed by the Board (the “Committee”), which Committee shall consist of at least three members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors’” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

The 2002 Plan is intended to provide participants with forms of stock-based incentive compensation that, in some cases, are not subject to the deduction limitations under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is permitted each year to deduct for the compensation paid to its chief executive officer or its four most highly compensated executive officers other than the chief executive officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Qualified performance-based compensation must satisfy all of the following requirements: (i) the compensation must be payable solely on account of the attainment of preestablished objective performance measures, (ii) the performance measures must be determined by a committee consisting solely of two or more “outside directors,” (iii) the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of votes cast by Sara Lee’s stockholders and (iv) where required, the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance-based compensation is made. As noted above, the Committee will consist solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, and based on regulations issued by the United States Department of the Treasury, certain compensation under the 2002 Plan, such as that payable with respect to stock options and SARs, is not expected to be subject to the $1,000,000 deduction limit, but other compensation payable under the 2002 Plan, such as any restricted stock award that is not subject to a performance condition for vesting, may be subject to such limit.

Subject to the express provisions of the 2002 Plan, the Committee will have broad authority to administer and interpret the 2002 Plan as it deems necessary and appropriate. This authority includes, but is not limited to, selecting award recipients, establishing award terms and conditions, adopting procedures and regulations governing awards and making all other determinations necessary or advisable for the administration of the 2002 Plan. The Committee will not, however, have the authority to cancel outstanding stock options or SARs for the purpose of replacing or regranting such awards with a purchase price that is less than the purchase price of the original stock option or SAR. Except with respect to grants to persons who are subject to Section 16 of the Exchange Act, or who are or are likely to be “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, to the extent permitted by applicable law, delegate some or all of its authority to administer the 2002 Plan to the Chief Executive Officer or another executive officer of Sara Lee.

Persons Eligible to Participate.    All Sara Lee employees are eligible to participate in the 2002 Plan. Currently, approximately 1,500 employees participate in the Sara Lee Corporation 1998 Long-Term Incentive Plan.

Available Shares.    The 2002 Plan authorizes the issuance of up to 35,000,000 shares of Sara Lee common stock, provided that the number of shares subject to awards that are granted in substitution of awards issued by an entity acquired by (or whose assets are acquired by) Sara Lee shall not reduce the number of shares available under the 2002 Plan. To the extent shares of common stock subject to outstanding awards under the 2002 Plan are not issued by reason of the expiration, termination, cancellation or forfeiture of such award, by reason of the exercise of an SAR, by reason of the tendering or withholding of shares to pay all or a portion of the purchase price, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, and to the extent shares are purchased by Sara Lee with the amount of cash obtained upon the exercise of options granted under the 2002 Plan, then such shares of common stock will again be available under the 2002 Plan.

The aggregate number of shares of Sara Lee common stock that may be used in settlement or payment of stock awards or issued upon exercise of “incentive stock options” within the meaning of Section 422 of the Code is 19,000,000. The maximum number of shares of Sara Lee common stock for which awards may be granted to any person in any calendar year is 2,000,000 (4,000,000 with respect to the calendar year in which such person begins service as Chief Executive Officer of Sara Lee); provided, however, that such limit shall not include Restoration Options, which are described under “Stock Options” below. The maximum number of shares of Sara Lee common stock for which Restoration Options may be granted to any person in any calendar year is 8,000,000.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Sara Lee common stock other than a regular cash dividend, the Committee shall make appropriate adjustments with respect to the number and class of securities available under the 2002 Plan, the number of shares that may be used in settlement or payment of awards under the 2002 Plan, the maximum number of shares for which awards may be granted to any person in any calendar year, the number of shares for which Restoration Options may be granted to any person in any calendar year and the terms of outstanding awards under the 2002 Plan.

Effective Date, Termination and Amendment.    If approved by stockholders, the 2002 Plan will become effective as of the date of such approval and will terminate when shares of common stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board. The Board may amend the 2002 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares available under the 2002 Plan, or (ii) effect any change inconsistent with Section 422 of the Code.

Stock Options.    A stock option represents the right to purchase a specified number of shares of Sara Lee common stock during a specified period, typically up to 10 years, as determined by the Committee. The purchase price per share for each stock option may not be less than 100% of the fair market value of the common stock on the date of grant; provided, that a stock option granted in substitution of an award granted by an entity acquired by (or whose assets are acquired by) Sara Lee may be granted with a purchase price that preserves the economic value of the award and with respect to a stock option granted retroactively in substitution for an SAR, the purchase price per share may be the fair market value on the grant date of the SAR. The fair market value of Sara Lee common stock is equal to the average of the highest and lowest quoted selling price per share, as reported by the New York Stock Exchange Composite Transaction Tape. A stock option may be in the form of an incentive stock option or a non-qualified stock option. The common stock covered by a stock option may be purchased, in accordance with the applicable award agreement, by cash payment or other method permitted by the Committee, including (i) tendering (or attesting to ownership of) shares that the holder thereof has held for at least six months or purchased on the open market, (ii) authorizing third party exercise transactions, or (iii) any combination of the above. The Committee may grant stock options that provide for the grant of a restoration option (a “Restoration Option”) if the exercise price and related tax obligations are satisfied by tendering (or attesting to ownership of) shares to, or having shares withheld by, Sara Lee. The Restoration Option would cover the number of shares tendered or withheld, would have an option purchase price set at the fair market value as of the date of exercise of the original stock option, and would have a term equal to the remaining term of the original stock option.

SARs.    An SAR represents a right to receive a payment, in cash, shares of common stock or a combination thereof, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. However, if an SAR is granted retroactively in substitution for a stock option, the fair market value may be the fair market value on the date the stock option was granted.

Stock Awards.    A stock award represents an award made in or valued, in whole or in part, by reference to shares of Sara Lee common stock. All or part of a stock award may be payable in shares of common stock and may be subject to conditions and restrictions established by the Committee. Such conditions may include, but are not limited to, continuous service with Sara Lee and its subsidiaries and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting stock awards contingent on performance goals shall consist of total stockholder return, various measures of economic profit and VAE, net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios, including return on invested capital, return on equity and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on corporate or business unit performance, or on comparative performance with other companies.

Change of Control.    In the event of (i) certain acquisitions of 20% or more of the voting power of the then outstanding capital stock of Sara Lee, (ii) the consummation of a reorganization, merger or consolidation of Sara Lee or a sale or other disposition of all or substantially all of Sara Lee’s assets (unless, among other conditions, the Sara Lee stockholders immediately prior to the transaction hold in substantially the same proportion, immediately after the transaction, more than 50% of the combined voting power of the entity resulting from the transaction), (iii) the consummation of a plan of complete liquidation or dissolution of Sara Lee, or (iv) a change in the Board such that the Continuing Directors (as defined below) cease to constitute at least a majority of the Board, the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of or substitution for awards either at the time an award is granted or on a subsequent date). The term “Continuing Director” is defined in the Amended Plan to include (i) any member of the Board who is a member of the Board immediately after the 2002 Annual Meeting and (ii) any individual who becomes a director of Sara Lee after the 2002 Annual Meeting whose election or nomination for election was approved by the vote of at least a majority of the Continuing Directors then comprising the Board.

Payments and Deferrals.    Payments of awards under the 2002 Plan may be in the form of cash, shares of Sara Lee common stock, other awards or combinations thereof as determined by the Committee. The Committee may require or permit recipients of awards under the 2002 Plan to elect to defer the issuance of common stock or the settlement of awards in cash under such rules and procedures as it may establish under the 2002 Plan. The Committee may also provide that any such deferred settlements will include the payment of (i) dividend equivalents on common stock the issuance of which has been deferred, and (ii) interest on cash the payment of which has been deferred.

Non-transferability of Awards.    Unless otherwise specified in the agreement evidencing an award, awards under the 2002 Plan will not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee. The Committee may provide for the transferability of an award, including transfers to immediate family members of a participant.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 2002 Plan.

A participant will not recognize taxable income at the time a stock option is granted and Sara Lee will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the common stock purchased over the exercise price, and Sara Lee will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the common stock acquired by exercise of an incentive stock option is held for the longer of two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Sara Lee will not be entitled to any deduction. If, however, such shares are disposed of within the above-described periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and Sara Lee will be entitled to a corresponding deduction. The amount, if any, realized in excess of the fair market value of such shares on the date of exercise shall be treated as short-term or long-term capital gain.

A participant will not recognize taxable income at the time SARs are granted and Sara Lee will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) in an amount equal to the fair market value of any shares of common stock delivered and the amount of cash paid by Sara Lee. This amount is deductible by Sara Lee as compensation expense.

A participant will not recognize taxable income at the time restricted stock is granted and Sara Lee will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. If such an election is made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time the award was granted in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to tax withholding), rather than dividend income, in an amount equal to the dividends paid and Sara Lee will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will recognize compensation taxable as ordinary income (and subject to tax withholding) at the time bonus stock (i.e., stock not subject to restriction) is granted in an amount equal to the then fair market value of such stock. This amount is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time performance restricted units are granted and Sara Lee will not be entitled to a tax deduction at such time. Upon the settlement of units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares of common stock delivered and the amount of cash paid by Sara Lee. This amount is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR APPROVAL OF THE 2002 LONG-TERM INCENTIVE STOCK PLAN.

REPORT OF THE AUDIT COMMITTEE

During fiscal 2002, the Audit Committee of Sara Lee’s Board of Directors was comprised of six independent directors. In August 2002, J.T. Battenberg III was elected as a seventh member of the Committee. The Audit Committee operates under a written Charter adopted by the Board of Directors and held four meetings during the last fiscal year. The Audit Committee has selected PricewaterhouseCoopers LLP as Sara Lee’s independent auditors for the 2003 fiscal year. The Committee discussed its selection with the Board of Directors and the Board unanimously ratified the selection of PricewaterhouseCoopers LLP.

At Sara Lee’s annual meeting of stockholders held on October 25, 2001, the stockholders ratified the appointment of Arthur Andersen LLP (“Andersen”) as Sara Lee’s independent auditors for the 2002 fiscal year. On March 18, 2002, the Board of Directors ratified and approved the dismissal of Andersen and the appointment of PricewaterhouseCoopers LLP as Sara Lee’s independent auditors for the 2002 fiscal year.

Management is responsible for Sara Lee’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Sara Lee’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. As provided in its Charter, the Committee’s responsibilities include monitoring and oversight of these processes.

In this context and in accordance with its Charter, the Committee has met and held discussions with management and the independent auditors. The Committee meets separately at each meeting with Sara Lee’s internal and independent auditors. Management represented to the Committee that Sara Lee’s audited consolidated financial statements for the fiscal year ended June 29, 2002 (the “Financial Statements”), were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditors’ independence from Sara Lee and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered the non-audit services that the independent auditors’ provided in fiscal year 2002 as described in the written disclosures and the letter required by Independence Standards Board Standard No. 1 and determined that the provision of those described services is compatible with and does not impair the auditors independence. In the 2002 fiscal year, the Committee’s policies required that the Committee pre-approve the engagement of the independent auditors to perform certain non-audit services if the fees for such services were expected to exceed certain thresholds. In addition, Sara Lee’s policies require the Senior Vice President and Controller (Sara Lee’s principal accounting officer) to pre-approve in writing the engagement of the independent auditors to perform any non-audit service. The recently enacted Sarbanes-Oxley Act of 2002 will require the Committee to pre-approve all audit and non-audit services, subject to a narrow de minimis exception.

In fulfilling its oversight responsibility of reviewing the services performed by Sara Lee’s independent auditors, the Committee carefully reviews the policies and procedures for the engagement of the independent auditor. The Committee also discussed with Sara Lee’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Sara Lee’s internal controls, and the overall quality of Sara Lee’s financial reporting. The Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Audit Fees” following this report.

Sara Lee’s Chief Executive Officer and Chief Financial Officer also reviewed with the Committee the certifications that each such officer will file with the Securities and Exchange Commission pursuant to the Commission’s order dated June 27, 2002 requiring the filing of sworn statements and the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the Committee’s review and discussions of the matters referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in Sara Lee’s Annual Report on Form 10-K for the year ended June 29, 2002, for filing with the Securities and Exchange Commission.

Audit Committee
James S. Crown, Chairperson, Charles W. Coker, James L. Ketelsen,
Joan D. Manley, Rozanne L. Ridgway, Richard L. Thomas

Change in Auditors

On March 14, 2002, Sara Lee dismissed its independent public accountants, Arthur Andersen LLP and, on March 18, 2002, Sara Lee retained PricewaterhouseCoopers LLP as its new independent public accountants. The change in accountants was ratified and approved by Sara Lee’s Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP reviewed Sara Lee’s financial statements for its fiscal quarter ended March 30, 2002 and audited Sara Lee’s financial statements for the fiscal year ended June 29, 2002.

During Sara Lee’s 2000 and 2001 fiscal years, and the subsequent interim periods through March 14, 2002, there were no disagreements between Sara Lee and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports on Sara Lee’s financial statements for such periods. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Sara Lee’s two most recent fiscal years ended June 30, 2001, or during any subsequent interim period through March 14, 2002.

The audit reports issued by Arthur Andersen LLP on Sara Lee’s consolidated financial statements as of and for the fiscal years ended July 1, 2000 and June 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Sara Lee provided Arthur Andersen LLP with a copy of the foregoing disclosures, and a letter from Arthur Andersen LLP confirming its agreement with these disclosures was filed as an exhibit to Sara Lee’s Current Report on Form 8-K, filed with the SEC on March 20, 2002.

During Sara Lee’s two most recent fiscal years ended June 30, 2001 and through March 14, 2002, Sara Lee did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

PricewaterhouseCoopers LLP was Sara Lee’s principal accountant for fiscal 2002. The aggregate fees paid by Sara Lee for professional services rendered by PricewaterhouseCoopers LLP in fiscal 2002 are as follows:

Audit Fees, including services rendered in reviewing financial statements for the quarter ended March 30, 2002 and the fiscal year ended June 29, 2002	$6.0 million
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees, including tax services, benefit plan audits and due diligence work on acquisitions	$1.6 million

The aggregate fees paid by Sara Lee for audit work performed in fiscal 2002 by Arthur Andersen LLP and other firms was $1.6 million. As such, total audit fees incurred by Sara Lee in fiscal 2002 were $7.6 million.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

OTHER INFORMATION

Stockholder Proposals for the 2003 Annual Meeting

Sara Lee’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to the Secretary of Sara Lee, at Sara Lee’s principal executive offices, not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2003 Annual Meeting must be received by the Secretary after the close of business on May 27, 2003, and prior to the close of business on June 27, 2003. Proposals should be mailed to Sara Lee Corporation, to the attention of Sara Lee’s Secretary, Roderick A. Palmore, 70 W. Madison Street, Chicago, Illinois 60602-4260. A copy of the Bylaws may be obtained from Mr. Palmore, Sara Lee’s Secretary, by written request to the same address.

In addition, if you wish to have your proposal considered for inclusion in Sara Lee’s 2003 Proxy Statement, we must receive it on or before May 28, 2003.

Sara Lee’s Form 10-K

A copy of Sara Lee’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Sara Lee Corporation, to the attention of the Investor Relations and Corporate Affairs Department, 70 W. Madison Street, Chicago, Illinois, 60602-4260, or by calling (312) 558-4947. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Expenses of Solicitation

This solicitation is being made by mail, but may also be made by telephone or in person by Sara Lee officers and employees (without additional compensation). In addition, we have hired Morrow & Co., Inc. for $15,000 plus associated costs and expenses, to assist in the solicitation. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

SARA LEE CORPORATION

1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
(As Amended through August 29, 2002)

ARTICLE I—PURPOSE OF THE PLAN

The purpose of the Sara Lee Corporation 1999 Non-Employee Director Stock Plan is to promote the long-term growth of Sara Lee Corporation by increasing the proprietary interest of Non-Employee Directors in Sara Lee Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

ARTICLE II—DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1    “Annual Retainer” means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

2.2    “Award” means an award granted to a Non-Employee Director under the Plan in the form of Restricted Stock Units or Shares.

2.3    “Board” means the Board of Directors of Sara Lee Corporation.

2.4    “Corporation” means Sara Lee Corporation.

2.5    “Deferral Account” means a bookkeeping account in the name of a Non-Employee Director who elects to defer, pursuant to the Deferral Program, all or a portion of an Annual Retainer or an Award.

2.6    “Deferred Compensation Rate” means, with respect to any date, the rate of interest payable as of such date on Interest Accounts under paragraph A-4(b) of the Deferral Program.

2.7    “Deferral Program” means the terms and conditions pursuant to which Non-Employee Directors may defer the payment of their Annual Retainer and/or Awards, which are described in Supplement A hereto.

2.8    “Fair Market Value” means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date; provided that if there shall be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

2.9    “Non-Employee Director” means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

2.10    “Plan” means this Sara Lee Corporation 1999 Non-Employee Director Stock Plan (As Amended through June 27, 2002), and as further amended and restated from time to time.

2.11    “Restricted Stock Unit” means a restricted stock unit granted to a Non-Employee Director pursuant to Article VIII hereof.

2.12    “Restricted Stock Unit Grant Notice” means a written notice provided to a Non-Employee Director evidencing a grant of Restricted Stock Units and setting forth the basic terms and conditions of the award.

2.13    “Stock Award Date” means the date on which Shares are awarded to a Non-Employee Director pursuant to Article IX hereof.

2.14    “Shares” means shares of the Common Stock, par value $.01 per share, of the Corporation.

ARTICLE III—ADMINISTRATION OF THE PLAN

3.1    Administrator of the Plan.    The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board (“Committee”).

3.2    Authority of Committee.    The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to applicable law and such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee’s best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents, as it shall deem necessary or advisable.

3.3    Determinations of Committee.    A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

3.4    Effect of Committee Determinations.    No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

ARTICLE IV—AWARDS UNDER THE PLAN

Awards in the form of Restricted Stock Units shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Shares may be granted to Non-Employee Directors in accordance with Article IX. Grants of Restricted Stock Units that are made under the Plan shall be evidenced by a Restricted Stock Unit Grant Notice.

ARTICLE V—ELIGIBILITY

Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

ARTICLE VI—SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Article XII, the aggregate number of Shares that may be issued under the Plan is seven hundred thousand (700,000) Shares, plus one million one hundred fifty thousand (1,150,000) Shares that are subject to outstanding Awards under the Plan on June 27, 2002. To the extent that Shares subject to an outstanding Award are not issued by reason of the expiration, termination, cancellation or forfeiture of such Award, or by reason of the tendering or withholding of Shares to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under the Plan.

ARTICLE VII—TRANSFERABILITY OF RESTRICTED STOCK UNITS

Restricted Stock Units granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

ARTICLE VIII—RESTRICTED STOCK UNIT AWARDS

Each Non-Employee Director shall be granted Restricted Stock Units, subject to Article VI and to the following terms and conditions:

8.1    Grant of Restricted Stock Units.    (a)  On the first business day of each fiscal year of the Corporation (the “Annual Grant Date”), beginning with fiscal year 2003, each person who is a Non-Employee Director on such Annual Grant Date shall be granted a whole number of Restricted Stock Units determined by dividing $75,000 by the Fair Market Value of a Share on the Annual Grant Date; provided, however, that if on any Annual Grant Date it is known to the Committee that any Non-Employee Director will not stand for re-election at the next succeeding annual meeting of stockholders, such Non-Employee Director shall be granted, in lieu of the grant described above, a whole number of Restricted Stock Units determined by (a) dividing $75,000 by the Fair Market Value of a Share on the Annual Grant Date and (b) multiplying the quotient by one-third ( 1/3); and provided further that if any Non-Employee Director whose grant of Restricted Stock Units on the immediately preceding Annual Grant Date was not prorated in accordance with the preceding proviso does not stand for re-election at an annual meeting of stockholders for a reason other than death, disability or normal retirement, or stands for re-election at such annual meeting of stockholders but is not re-elected by the Corporation’s stockholders, such Non-Employee Director shall forfeit a number of the Restricted Stock Units granted to the Non-Employee Director on the immediately preceding Annual Grant Date determined by multiplying the total number of Restricted Stock Units granted to the Non-Employee Director on such immediately preceding Annual Grant Date by two-thirds ( 2/3rds). Only whole Shares shall be issued; any fraction of a Share shall be paid in cash.

(b)  A Non-Employee Director who is first elected or begins to serve as a Non-Employee Director between Annual Grant Dates shall be granted, on the date that such person is first elected or begins to serve as a Non-Employee Director, a number of Restricted Stock Units determined by (a) dividing $75,000 by the Fair Market Value of a Share on the date of grant and (b) multiplying the quotient by a fraction the numerator of which is the number of whole or partial months between the date of grant and the next Annual Grant Date and the denominator of which is 12. Only whole Shares shall be issued; any fraction of a Share shall be paid in cash.

8.2    Vesting.    (a)  Except as provided in Section 8.2(b), 8.3, 8.5 or 10, Restricted Stock Units shall vest in full on the date that is three years after the date of grant.

(b)  Notwithstanding Section 8.2(a), if a Non-Employee Director ceases to be a director of the Corporation due to death, disability or normal retirement, all Restricted Stock Units held by such Non-Employee Director shall vest in full on the date on which such Non-Employee Director ceases to be a director of the Corporation.

8.3    Deferral of Restricted Stock Units.    A Non-Employee Director may elect to defer payment of all or any portion of the Restricted Stock Units that are granted under this Article VIII. All deferral elections must be in writing, on such forms as the Committee may prescribe, and must be made in accordance with the terms and conditions of the Deferral Program.

8.4    Dividend Equivalents.    Restricted Stock Units shall accrue dividend equivalents at the same rate and at the same times as cash dividends are paid on Shares. Such dividend equivalents shall be retained by the Corporation on behalf of the Non-Employee Director and shall be paid in cash pursuant to Section 8.6 hereof, together with interest from the date of accrual to the date of payment at the Deferred Compensation Rate.

8.5    Forfeiture.    If a Non-Employee Director is determined, by a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Non-Employee Director whose conduct is in question), to have (i) acted in a manner detrimental to the Corporation’s best interests, or (ii) failed to act and such failure to act was detrimental to the Corporation’s best interests, each Restricted Stock Unit held by such Non-Employee Director shall, as of the date of the adoption of such resolution, be forfeited and all rights of the Non-Employee Director to or with respect to such Restricted Stock Unit shall terminate. No action or failure to act shall be deemed by the Board to be detrimental to the Corporation’s best interests unless such action was taken in bad faith or without reasonable belief that such action was in the best interests of the Company.

8.6    Settlement.    Subject to Section 8.3, as of the date of vesting of any Restricted Stock Unit granted to a Non-Employee Director pursuant to this Article VIII, such Restricted Stock Unit shall be converted into the right to receive one Share and as soon as practical thereafter the Corporation shall (i) issue one Share to such Non-Employee Director for each Restricted Stock Unit that shall have vested and (ii) pay to such Non-Employee Director a cash amount equal to the amount of all dividend equivalents accrued with respect to such Restricted Stock Unit, together with interest accrued thereon pursuant to Section 8.4 hereof. Upon the satisfaction of the Corporation’s obligations under the first sentence of this Section 8.6, such Restricted Stock Unit shall be cancelled, such cancellation to be effective as of the date of vesting thereof.

8.7    No Stockholder Rights.    Restricted Stock Units shall not confer upon the holder thereof any rights as a stockholder of the Company.

ARCTICLE IX—ELECTION TO RECEIVE SHARES IN LIEU OF ANNUAL RETAINER

Each Non-Employee Director may elect to receive Shares in lieu of all or a portion of such Non-Employee Director’s Annual Retainer, subject to Article VI and the following terms and conditions:

9.1    Grant of Shares.    On the Annual Grant Date, Shares shall be granted to each Non-Employee Director who, at least ten business days prior to the Annual Grant Date, files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Non-Employee Director’s Annual Retainer for the one-year period beginning on the Annual Grant Date next following the date of the written election. An election pursuant to the first sentence of this Section 9.1 shall be irrevocable on and after the tenth business day prior to the Annual Grant Date. In addition, Shares shall be granted to any Non-Employee Director who, within ten business days after the date on which such Non-Employee Director is first elected or begins to serve as a Non-Employee Director, files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of the Annual Retainer, if any, that such Non-Employee Director is entitled to receive upon election as a Non-Employee Director. Shares shall be granted to the Non-Employee Director within ten business days after the date the Committee or its designee receives notice of such an election. An election pursuant to the third sentence of this Section 9.1 shall be irrevocable.

9.2    Number of Shares.    The number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section 9.1 to be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Only whole Shares shall be issued; any fraction of a Share shall be paid in cash. As soon as practical following an award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and delivered to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

9.3    Deferral of Annual Retainer.    A Non-Employee Director may elect to defer payment of all or any portion of such Non-Employee Director’s Annual Retainer or Shares that such Non-Employee Director elects to receive in lieu of the Annual Retainer. All deferrals must be in writing, on such forms as the Committee may prescribe, and must be made in accordance with the terms and conditions of the Deferral Program.

ARTICLE X—CHANGE OF CONTROL

10.1    Effect of Change of Control.    Upon the occurrence of a “Change of Control” event, as defined below, any and all outstanding Restricted Stock Units shall become immediately vested and any and all stock certificates representing Shares awarded to a Non-Employee Director pursuant to Section 9.1 promptly shall be transferred to such Non-Employee Director.

10.2    Definition of Change of Control.    A “Change of Control” shall occur:

(a)  upon the acquisition by any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding capital stock of the Corporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally (such capital stock, “Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation), (ii) any acquisition by the Corporation, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (b) of this Section 10.2 shall be satisfied; and providedfurther that, for purposes of clause (ii) of this subsection (a), if any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of 20% or more of the Voting Stock by reason of an acquisition by the Corporation and such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control; or

(b)  upon the consummation of a reorganization, merger or consolidation of the Corporation, or a sale or other disposition of all or substantially all of the Corporation’s property and assets; excluding, however, any such reorganization, merger, consolidation, sale or other disposition with respect to which, immediately after consummation of such transaction, (i) all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction, and (ii) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 20% or more of the combined voting power of the Corporation’s then outstanding securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities of the Resulting Entity, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were Continuing Directors of the Corporation at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

(c)  upon the consummation of a plan of complete liquidation or dissolution of the Corporation; or

(d)  when those individuals who, immediately after the 2002 annual meeting of stockholders of the Corporation, constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to the 2002 annual meeting of stockholders of the Corporation whose election, or nomination for election by the Corporation’s stockholders, was approved by the vote of at least a majority of the Continuing Directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Continuing Directors and has such authority) shall be deemed to have been a Continuing Director; and providedfurther, that no individual shall be deemed to be a Continuing Director if such individual initially was elected as a director of the Corporation as a result of (A) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of directors, or (B) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

ARTICLE XI—AMENDMENT AND TERMINATION

The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Award or a Non-Employee Director’s Deferral Account under the Deferral Program without the Non-Employee Director’s consent.

ARTICLE XII—ADJUSTMENT PROVISIONS

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number, terms and conditions of the Restricted Stock Units subject to outstanding Awards, the number of Shares subject to the Plan pursuant to Article VI and the number of Share equivalents in the Share Equivalent Account under the Deferral Program shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE XIII—FOREIGN DIRECTORS

Without amending the Plan, Awards granted to Non-Employee Directors who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operate or have Non-Employee Directors.

ARTICLE XIV—EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the 2002 annual meeting of stockholders, shall become effective as of June 27, 2002, the date of approval by the Board (the “Effective Date”). If stockholder approval is not obtained at the 2002 annual meeting of stockholders, the Plan, in the form approved by stockholders at the 1999 annual meeting of stockholders, shall continue in full force and effect and all grants of Restricted Stock Units and Shares hereunder shall be null and void. The Plan shall terminate on June 30, 2012, unless terminated earlier by the Board.

As amended by the Board on August 29, 2002.

SUPPLEMENT A

DEFERRAL PROGRAM

A-1    Purpose.    The purpose of this Supplement A to the Sara Lee Corporation 1999 Non-Employee Director Stock Plan is to provide Non-Employee Directors with the opportunity to defer the payment of their Annual Retainer and/or Awards under the Plan. The terms of this Supplement A replace the Non-Qualified Deferred Compensation Plan for Outside Directors of Sara Lee Corporation that was approved by the Board on August 27, 1992 and subsequently amended (the “Former Plan”). The deferral program under this Supplement A (the “Deferral Program”) shall be administered on the basis of the calendar year (the “Program Year”).

A-2    Rules for Deferral Elections.    All Non-Employee Directors shall be eligible to participate in the Deferral Program. In addition, any individual who was a participant in the Former Plan as of the Effective Date shall be considered a participant in the Deferral Program as of the Effective Date. Any Eligible Director may make irrevocable elections to defer receipt of all or any portion not less than 25 percent of his Annual Retainer or all or any portion not less than 25 percent of any Award (each such election shall be referred to as a “Deferral Election” and the amount deferred pursuant to such an election the “Deferral”) for a Program Year in accordance with the rules set forth below.

(a) A Non-Employee Director shall be eligible to make a Deferral Election only if he is an active member of the Board, or has been elected to the Board on the date such election is made.

(b) For a Program Year, a Non-Employee Director may make no more than one Deferral Election for each Award and such number of Deferral Elections with respect to the Non-Employee Director’s Annual Retainer as the Committee may prescribe.

(c) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee. In no event will the date specified by the Committee with respect to an Award be later than the end of the Program Year preceding the Program Year in which the Award vests. Any Deferral Election with respect to a Non-Employee Director’s Annual Retainer shall apply only to that portion of the Non-Employee Director’s Annual Retainer remaining to be paid for services to be rendered after the date the Deferral Election is made.

(d) As part of each Deferral Election, the Non-Employee Director must specify the date on which the Deferral will be paid (a “Distribution Date”). The Distribution Dates specified in an Non-Employee Director’s Deferral Elections may, but need not necessarily, be the same for all Deferrals. Except as provided in subsection (f) below, each Distribution Date is irrevocable and shall apply only to that portion of the Non-Employee Director’s Deferral Account which is attributable to the Deferral.

(e) The Distribution Date selected by an Non-Employee Director shall not be earlier than the January 1 immediately following the first anniversary of the date on which the Deferral Election is made.

(f) A Non-Employee Director may make an irrevocable election to extend a Distribution Date (a “Re-Deferral Election”); provided, that no Re-Deferral Election shall be effective unless (i) the Committee receives the election prior to the December 1 of the Program Year preceding the Program Year in which the Distribution Date to be changed occurs, and (ii) the new Distribution Date is not earlier than the January 1 immediately following the first anniversary of the date the Re-Deferral Election is made. All Re-Deferral Elections must be made in writing on such forms and pursuant to such rules as the Committee may prescribe.

(g) As part of each Deferral Election, a Non-Employee Director must elect the form in which the Deferral will be paid beginning on the selected Distribution Date. The Deferral may be paid in a single lump sum or in substantially equal annual installments over a period not exceeding ten years as provided under paragraph A-6. Except as provided in paragraph A-6, a Non-Employee Director’s election as to the form of payment shall be irrevocable. If the Non-Employee Director elects an installment method of payment the Distribution Date must be January 1.

Supplement A-1

(h) As part of each Deferral Election, a Non-Employee Director must elect the investment alternatives that shall apply to the Deferral in accordance with paragraphs A-4 and A-5.

(i) A Deferral Election shall be irrevocable; provided, that if the Committee determines that a Non-Employee Director has an Unforeseeable Financial Emergency (as defined in paragraph A-10), then the Non-Employee Director’s Deferral Elections then in effect shall be revoked with respect to all amounts not previously deferred.

A-3    Deferral Accounts.    All amounts deferred pursuant to a Non-Employee Director’s Deferral Elections under the Deferral Program shall be allocated to a bookkeeping account in the name of the Non-Employee Director (a “Deferral Account”) and the Committee shall maintain a separate subaccount under a Non-Employee Director’s Deferral Account for each Deferral. Deferrals shall be credited to the Deferral Account as of the Deferral Crediting Date coinciding with or next following the date on which, in the absence of a Deferral Election, the Non-Employee Director would otherwise have received the Deferral. A “Deferral Crediting Date” shall mean the business day coinciding with or next following the 15th day of each calendar month and the business day coinciding with or next following the last day of each calendar month. A Non-Employee Director shall be fully vested at all times in the balance of his Deferral Account.

A-4    Investment Alternatives.    A Non-Employee Director must make an investment election at the time of each Deferral Election. The investment election must be made in writing on such forms and pursuant to such rules as the Committee may prescribe, subject to paragraph A-5, and shall designate the portion of the Deferral which is to be treated as invested in each investment alternative. The two investment alternatives shall be as follows:

(a)    Share Equivalent Account.    Under the Share Equivalent Account, the value of the Non-Employee Director’s Deferral shall be determined as if the Deferral were invested in Shares as of the Deferral Crediting Date. If payment of Shares or Restricted Stock Units is deferred, the number of Share equivalents to be credited to the Non-Employee Director’s Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall equal the number of Shares or Restricted Stock Units deferred. If payment of cash is deferred, the number of Share equivalents to be credited to the Non-Employee Director’s Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall be determined by dividing the Deferral to be “invested” on that date by the Fair Market Value of a Share on that date. Fractional Share equivalents will be computed to two decimal places. An amount equal to the number of Share equivalents multiplied by the dividend paid on a Share on each dividend payment date shall be credited to the Non-Employee Director’s Deferral Account and appropriate subaccount as of the Deferral Crediting Date coincident with or next following the dividend payment date and “invested” in additional Share equivalents as though such dividend credits were a Deferral. The number of Shares of to be paid to a Non-Employee Director on a Distribution Date shall be equal to the number of Share equivalents accumulated in the Share Equivalent Account on the Distribution Date divided by the total of the payments to be made. All payments from the Share Equivalent Account shall be made in whole Shares with fractional Shares distributed in cash.

(b)    Interest Account.    Under the Interest Account, interest will be credited to the Non-Employee Director’s Deferral Account as of the business day coinciding with or next following each June 30 and December 31 (a “Valuation Date”) and on the date the final payment of a Deferral is to be made based on the balance in the Non-Employee Director’s Deferral Account deemed invested in the Interest Account on the Valuation Date or such final payment date. The rate of interest to be credited for a Program Year will be set at the beginning of each Program Year based on the current cost to the Corporation of issuing five-year maturity debt. If installment payments are elected, the amount to be paid to the Non-Employee Director on a Distribution Date shall be determined as follows: the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments and the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments. All payments from the Interest Account shall be made in cash.

Supplement A-2

A-5    Investment Elections and Changes.    A Non-Employee Director’s investment elections shall be subject to the following rules:

(a)  With respect to Annual Retainer payments that would have been paid in the form of cash, if the Non-Employee Director fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Interest Account.

(b)  Any Deferral attributable to an Award or an Annual Retainer payable in the form of Shares shall automatically be invested in the Share Equivalent Account.

(c)  All investments in the Share Equivalent Account shall be irrevocable.

(d)  A Non-Employee Director may elect to transfer amounts invested in the Interest Account to the Share Equivalent Account as of any Valuation Date by filing an investment change election with the Committee prior to the Valuation Date the change is to become effective. The amount elected to be transferred to the Share Equivalent Account shall be treated as invested in Share equivalents as of the Valuation Date and the number of Share equivalents to be credited to the Non-Employee Director’s Deferral Account and appropriate subaccounts as of the Valuation Date shall be determined by dividing the amount to be transferred by the Fair Market Value on such Valuation Date.

(e)  Until invested as of the Deferral Crediting Date in either the Interest Account or Share Equivalent Account, a Non-Employee Director’s Deferral shall be credited with interest in such amount as the Committee may determine.

A-6    Time and Method of Payment.    Payment of a Non-Employee Director’s Deferral shall be made in a single lump sum or shall commence in installments as elected by the Non-Employee Director in the Deferral Election. A Non-Employee Director may make a one-time election after the original Deferral Election to change the method of payment elected by the Non-Employee Director; provided, that such election shall not be effective unless the election to change the method of payment is received by the Committee prior to the December 1 of the Program Year preceding the Program Year in which the Distribution Date specified in the original Deferral Election occurs. If a Non-Employee Director’s Deferral Account is payable in a single lump sum, the payment shall be made as soon as practicable following the Distribution Date but not later than 30 days following the Distribution Date. If a Non-Employee Director’s Deferral Account is payable in installment payments, then the Non-Employee Director’s Deferral Account shall be paid in substantially equal annual installments over the period as elected by the Non-Employee Director in the Deferral Election commencing as soon as practicable following the Distribution Date but not later than 30 days following the Distribution Date.

A-7    Payment Upon Death of a Non-Employee Director.    In the event a Non-Employee Director dies before all amounts credited to his Deferral Account have been paid, payment of the Non-Employee Director’s Deferral Account shall be made or shall commence in the form of payment elected by the Non-Employee Director’s Beneficiary (as defined in paragraph A-8) or the Executor/Executrix of the Non-Employee Director’s estate; provided, that the request is made in writing within 180 days of the Non-Employee Director’s death. If such a request is not made, the deceased Non-Employee Director’s Deferrals will be paid pursuant to the Deferral Elections and the normal provisions of this Supplement A.

A-8    Beneficiary.    A Non-Employee Director’s “Beneficiary” shall mean the individual(s) or entity designated by the Non-Employee Director to receive the balance of the Non-Employee Director’s Deferral Account in the event of the Non-Employee Director’s death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Committee. A Non-Employee Director may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest Beneficiary designation received by the Committee shall be controlling. If no  Beneficiary is named by a Non-Employee Director or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

(1)  the Non-Employee Director’s spouse;

Supplement A-3

(2)  the Non-Employee Director’s children (including adopted children), per stirpes; or

(3)  the Non-Employee Director’s estate.

A-9    Form of Payment.    The payment of that portion of a Deferral Account deemed to be invested in the Interest Account shall be made in cash. The distribution of that portion of a Deferral Account deemed to be invested in the Share Equivalent Account shall be distributed in whole Shares with fractional shares distributed in cash.

A-10    Unforeseeable Financial Emergency.    If the Committee or its designee determines that a Non-Employee Director has incurred an Unforeseeable Financial Emergency (as defined below), the Non-Employee Director may withdraw in cash and/or Shares the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Non-Employee Director’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. An “Unforeseeable Financial Emergency” is a severe financial hardship to the Non-Employee Director resulting from (i) a sudden and unexpected illness or accident of the Non-Employee Director or of a dependent of the Non-Employee Director; (ii) loss of the Non-Employee Director’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director as determined by the Committee. A withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible following the date on which the withdrawal is approved.

A-11    Funding.    Benefits payable under the Deferral Program to any Non-Employee Director shall be paid directly by the Corporation. The Corporation shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Deferral Program. Notwithstanding the foregoing, the Corporation, in the discretion of the Committee, may maintain one or more grantor trusts (“Trust”) to hold assets to be used for payment of benefits under the Deferral Program. The assets of the Trust shall remain the assets of the Corporation subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Non-Employee Director under the Deferral Program shall be considered payment by the Corporation and shall discharge the Corporation of any further liability under the Deferral Program for such payments.

A-12    Interests Not Transferable.    No benefit payable at any time under the Deferral Program shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Deferral Program, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Deferral Program, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Deferral Program and hold or apply them for or to the benefit of such person entitled thereto under the Deferral Program or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

A-13    Forfeitures and Unclaimed Amounts.    Unclaimed amounts shall consist of the amounts of the Deferral Account of a Non-Employee Director that are not distributed because of the Committee’s inability, after a reasonable search, to locate a Non-Employee Director or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Corporation under the Deferral Program and the Non-Employee Director or Beneficiary, as applicable, shall have no further right to his Deferral Account.

Supplement A-4

Appendix B

SARA LEE CORPORATION

2002 LONG-TERM INCENTIVE STOCK PLAN

ARTICLE I—PURPOSES

The purposes of the Sara Lee Corporation 2002 Long-Term Incentive Stock Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation’s ability to attract and retain highly competent officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The 2002 Long-Term Incentive Stock Plan is intended to provide plan participants with forms of stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II—DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

a.  “Award” means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

b.  “Board” means the Board of Directors of Sara Lee Corporation.

c.  “Committee” means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more members of the Board of Directors who are “non-employee directors” under Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m) of the Code.

d.  “Corporation” means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation, and its subsidiaries.

e.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

f.  “Fair Market Value” means the average of the highest and lowest sale prices of a Share on the New York Stock Exchange Composite Transactions Tape on the date of determination, provided that if there should be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be the average of the highest and lowest sale prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

g.  “Incentive Stock Option” means a stock option that complies with Section 422 of the Code, or any successor law.

h.  “Non-Qualified Stock Option” means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

i.  “Option” means an option awarded under Article VI to purchase Shares. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

j.  “Participant” means any employee of the Corporation, person expected to become an employee of the Corporation, or former employee of the Corporation for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan, designated by the Committee as eligible to receive an Award or Awards under the Plan.

k.  “Plan” means this Sara Lee Corporation 2002 Long-Term Incentive Stock Plan, as amended and restated from time to time.

l.  “SAR” means a stock appreciation right.

m.  “Shares” means shares of the Corporation’s common stock.

n.  “Stock Award” means an Award made under Article VI in Shares.

The term “Change of Control” has the meaning set forth in Article X, the term “Code” has the meaning set forth in Article I, the term “Restoration Options” has the meaning set forth in Article VI.a(i) and the term “Substitute Award” has the meaning set forth in Article V.a.

ARTICLE III—EFFECTIVE DATE AND DURATION

The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

ARTICLE IV—ADMINISTRATION

The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

To the extent permitted by applicable law, the Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

ARTICLE V—AVAILABLE SHARES

a.  Limitations—Subject to Article V(b) of the Plan, the aggregate number of Shares which may be issued under the Plan shall be 35,000,000 Shares, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a “Substitute Award”) issued by an entity acquired by (or whose assets are acquired by) the Corporation shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award are not issued by reason of the expiration, termination, cancellation or forfeiture of such award, by reason of the exercise of an SAR, by reason of the tendering of Shares to pay all or a portion of the purchase price, if any, or by reason of the tendering or withholding of Shares to satisfy all or a portion of the tax withholding obligations relating to an award, and to the extent Shares are purchased by the Corporation with the amount of cash obtained upon the exercise of Options, then such Shares shall again be available under the Plan.

The aggregate number of Shares that may be used in settlement or payment of Stock Awards or that may be issued upon exercise of Incentive Stock Options is 19,000,000. The number of Shares for which Awards may be granted to any person in any calendar year shall not exceed 2,000,000; provided, that such limit shall be 4,000,000 with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Corporation; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed 8,000,000. Issued Shares shall consist of authorized and unissued Shares and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

b.  Adjustments—In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of securities available under the Plan, the number of Shares that may be used in settlement or payment of Stock Awards or that may be issued upon exercise by Incentive Stock Options, the maximum number of Shares for which Awards may be granted to any person in any calendar year, the number of Shares for which Restoration Options may be granted to any person in any calendar year, the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Award, the Corporation shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such Award.

ARTICLE VI—AWARDS

a.  General—The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other compensation plan of the Corporation including a plan of any entity acquired by (or whose assets are acquired by) the Corporation. The types of Awards that may be granted under the Plan are:

(i)  Options—An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten years as determined by the Committee. The purchase price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the Award which the Substitute Option replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise which the holder thereof has held for at least six months or has purchased on the open market; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a restoration Option (“Restoration Options”) if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to the Corporation or the tax withholding obligations are satisfied by having Shares withheld by the Corporation. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

(ii)  SARs—An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

(iii)  Stock Awards—A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Corporation, and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, various measures of economic profit and value such as “Value Added Earnings” (or “VAE”), net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios, including return on invested capital, return on equity and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Corporation or business unit performance, or based on comparative performance with other companies.

ARTICLE VII—DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents, and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE VIII—PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

ARTICLE IX—TRANSFERABILITY

Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, or pursuant to an agreement between a Participant and the Corporation, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

ARTICLE X—CHANGE OF CONTROL

Either in contemplation of or in the event of a Change of Control (as defined below), the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of or substitutions for Awards either at the time an Award is granted or at a subsequent date). A “Change of Control” shall occur:

a.  upon the acquisition by any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding capital stock of the Corporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally (such capital stock, “Voting Stock”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation), (ii) any acquisition by the Corporation, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection b. of this Article X shall be satisfied; and provided further that, for purposes of clause (ii) of this subsection a., if any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of 20% or more of the Voting Stock by reason of an acquisition by the Corporation and such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control; or

b.  upon the consummation of a reorganization, merger or consolidation of the Corporation, or a sale or other disposition of all or substantially all of the Corporation’s property and assets; excluding, however, any such reorganization, merger, consolidation, sale or other disposition with respect to which, immediately after consummation of such transaction, (i) all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction, and (ii) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 20% or more of the combined voting power of the Corporation’s then outstanding securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities of the Resulting Entity, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were Continuing Directors of the Corporation at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

c.  upon the consummation of a plan of complete liquidation or dissolution of the Corporation; or

d.  when those individuals who, immediately after the 2002 annual meeting of stockholders of the Corporation, constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to the 2002 annual meeting of stockholders of the Corporation whose election, or nomination for election by the Corporation’s stockholders, was approved by the vote of at least a majority of the Continuing Directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Continuing Directors and has such authority) shall be deemed to have been a Continuing Director; and provided further, that no individual shall be deemed to be a Continuing Director if such individual initially was elected as a director of the Corporation as a result of (A) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of directors, or (B) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

ARTICLE XI—AWARD AGREEMENTS

Awards may be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

ARTICLE XII—AMENDMENTS

The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided, that no such action shall adversely affect any outstanding Award.

ARTICLE XIII—MISCELLANEOUS PROVISIONS

a.  Employment Rights—The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

b.  Governing Law—Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

c.  Severability—In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

d.   Withholding—The Corporation shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required.

e.  Effect on Other Plans or Agreements—Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

f.  Foreign Employees—Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operate or have employees.

As adopted by the Board on August 29, 2002.

Sara Lee

*SARA LEE CORPORATION*
*SHAREHOLDER SERVICES*
*70 W. MADISON STREET*
*THREE FIRST NATIONAL PLAZA*
*CHICAGO, IL 60602-4260*

**THREE WAYS TO PROVIDE VOTING INSTRUCTIONS!**

Providing voting instructions by Internet or telephone is convenient and saves money. If you wish, you may still provide instructions by mail.

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions provided.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sara Lee Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you provided voting instructions by Internet or phone, please do not mail this form.

**THANK YOU**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SARA01 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SARA LEE CORPORATION**

**The Board of Directors recommends a vote FOR each of the nominees for director and FOR proposals 2 and 3.**

1. Election of fourteen Directors

01) J.T. Battenberg III
02) C. Coker
03) J. Crown
04) W. Davis
05) V. Jordan, Jr.
06) J. Ketelsen
07) C. van Lede
08) H. van Liemt
09) J. Manley
10) Cary D. McMillan
11) C. Steven McMillan
12) F. Meysman
13) R. Ridgway
14) R. Thomas

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____________________

**Vote On Proposals**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Vote on the approval of amendments to the 1999 Non-Employee Director Stock Plan. | ☐ | ☐ | ☐ |
| 3. Vote on the approval of the 2002 Long-Term Incentive Stock Plan. | ☐ | ☐ | ☐ |

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

The Proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

NOTE: Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) under signature(s).

If you plan to attend the meeting and would like to receive an admission ticket, please check box to the right. An admission ticket will be mailed to the address listed above. ☐

If you have written comments on the other side, where indicated, please check box to the right. ☐

Signature [PLEASE SIGN WITHIN BOX] — Date

Signature (Joint Owners) — Date

Sara Lee

## NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2002 ANNUAL MEETING OF STOCKHOLDERS
11:00 a.m. (CST), October 31, 2002

---

▲ DETACH PROXY CARD HERE ▲

Sara Lee

# SARA LEE CORPORATION

## PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 31, 2002

The undersigned holder of common stock or Series A ESOP Convertible Preferred Stock of Sara Lee Corporation, a Maryland corporation (the "Company"), hereby appoints C. Steven McMillan and Roderick A. Palmore, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at the **Sheraton Music City Hotel, 777 McGavock Pike, Nashville, Tennessee**, on October 31, 2002, at 11:00 a.m. (CST), and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. **If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director and "FOR" proposals 2 and 3, each of which is set forth on the reverse side hereof, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.**

**IMPORTANT — This Proxy must be signed and dated on the reverse side.**

**Comments:** ______________________________

______________________________

(If you noted any comments above, please mark corresponding box on other side.)